                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement           [_] Confidential, for Use of the
                                              Commission Only (as Permitted by
                                              Rule 14A-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S) 240.14a-12

                              SMART & FINAL INC.
               (Name of Registrant as Specified In Its Charter)

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

                        [LOGO OF SMART & FINAL(R) INC.]

                              SMART & FINAL INC.
                               600 Citadel Drive
                          Commerce, California 90040

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 May 23, 2001

TO THE STOCKHOLDERS:

  The Annual Meeting of Stockholders of Smart & Final Inc. (the "Company") will be held at the Company's corporate headquarters, 600 Citadel Drive, Commerce, California 90040, on Wednesday, May 23, 2001, at 10:00 a.m., local time, for the following purposes:

    1. To elect four (4) directors of the Company to serve until the 2004 annual meeting and until their successors have been elected and qualified;

    2. To approve an amendment to the Long-Term Equity Compensation Plan to increase from 2,470,000 to 3,600,000 the aggregate number of shares authorized for grant thereunder and to extend the expiration date of the plan from December 31, 2006 to December 31, 2010;

    3. To ratify the selection of Arthur Andersen LLP, independent public accountants, as auditors for the Company for the fiscal year ending December 30, 2001; and

    4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

  The Board of Directors has determined that only holders of the Company's Common Stock of record at the close of business on March 30, 2001, will be entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment thereof.

  WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING OR NOT, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE IN ORDER THAT AS MANY SHARES AS POSSIBLE MAY BE REPRESENTED AT THE ANNUAL MEETING.

                                          DONALD G. ALVARADO
                                          Secretary

Commerce, California
April 17, 2001

                              SMART & FINAL INC.

                               600 Citadel Drive
                          Commerce, California 90040

                               ----------------

                                PROXY STATEMENT

                               ----------------

                                    GENERAL

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Smart & Final Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held at the Company's corporate headquarters, 600 Citadel Drive, Commerce, California 90040, on Wednesday, May 23, 2001, at 10:00 a.m., local time, and at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice. The approximate date of mailing of this Proxy Statement and the accompanying proxy is April 17, 2001.

Proxy Information

  A stockholder giving a proxy has the power to revoke it at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date or by voting in person at the Annual Meeting. Subject to such revocation, all shares represented by each properly executed proxy received by the Company will be voted in accordance with the instructions indicated thereon, and if instructions are not indicated, will be voted: (i) to elect the nominees for director named in this Proxy Statement; (ii) to approve an amendment to the Long-Term Equity Compensation Plan increasing by 1,130,000 the number of shares authorized for grant thereunder and extending the expiration date of that plan until December 31, 2010; and (iii) to ratify the selection of Arthur Andersen LLP, independent public accountants, as auditors. Under the rules of the New York Stock Exchange, Inc., brokers who hold shares in street name for customers have the authority to vote on the election of directors and certain other matters when they have not received instructions from beneficial owners, but lack such authority on other matters. For all the proposals presented below, such brokers have authority to vote on the election of directors, the plan amendment and ratification of the selection of auditors.

Record Date and Voting

  As of March 30, 2001, the record date fixed by the Board of Directors, the outstanding voting securities of the Company consisted of 29,284,964 shares of Common Stock, par value $.01 per share. Each stockholder of record at the close of business on March 30, 2001 is entitled to one vote for each share then held on each matter submitted to a vote of stockholders. A majority of the shares entitled to vote will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes (i.e., votes withheld by brokers on non-routine proposals in the absence of instructions from beneficial owners) are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

  In the election of directors described below, votes may be cast in favor or withheld. The four director nominees who receive the greatest number of votes cast in the election will be elected. Shares marked withheld or otherwise not voted in the election (including abstentions and broker non-votes) have no impact on the election. For purposes of the votes on the proposals to amend the Company's Long-Term Equity Compensation Plan and to ratify the selection of Arthur Andersen LLP as auditors, abstentions and broker non-votes are counted in determining the total number of votes present at the meeting and thus have the effect of a vote against the proposals.

                             ELECTION OF DIRECTORS

Nominees

  Four directors of the Company's Board of Directors are to be elected at the Annual Meeting to hold office until the annual meeting held in 2004 and until their successors are elected and qualified. The Board of Directors is currently divided into three classes serving staggered terms normally of three years each. The term of office of one class of directors expires each year, and at each annual meeting the successors to the directors of the class whose term is expiring in that year are elected to hold office for a term of three years and until their successors are elected and qualified. Four directors whose terms expire this year, Messrs. Bouchut, McLaughlin, Plaskett and Snollaerts have been nominated for re-election to a term expiring in 2004. In the election of directors, unless properly instructed otherwise, the proxy holders intend to vote for the election of those nominees. It is not anticipated that any of the nominees will decline or be unable to serve as a director. If, however, that should occur, the proxy holders will vote the proxies in their discretion for any nominee designated to fill the vacancy by the present Board of Directors.

  For purposes of reference below, Casino Guichard-Perrachon, S.A. ("Casino France"), a publicly traded French joint stock limited liability company, is the principal shareholder of Casino USA, Inc. ("Casino USA"). Casino USA acquired the Company's then parent company in 1984. Casino France and its subsidiaries (collectively "Groupe Casino") are currently engaged in retail grocery, restaurant, food production and other businesses in parts of Europe, South America and Asia and, through the Company, the United States. Groupe Casino currently owns approximately 60% of the Company's Common Stock. (see "Security Ownership of Certain Beneficial Owners and Management" below).

  The following table sets forth certain information concerning each person nominated for election as a director of the Company:

                                                           Director  Year Term
   Name                                                Age  Since   Would Expire
   ----                                                --- -------- ------------
   Pierre B. Bouchut..................................  45   1994       2004
   David J. McLaughlin................................  65   1990       2004
   Thomas G. Plaskett.................................  57   1994       2004
   Etienne Snollaerts.................................  45   1998       2004

  Pierre B. Bouchut. Mr. Bouchut has been a director of the Company since December 1994 and has been a member of the Board of Directors of Casino France since September 1996. He currently serves as General Manager for Casino France. From 1990 to 1997 he was Director of Finance for Casino France. Mr. Bouchut was an associate at McKinsey & Company Inc. (management consulting) from 1988 to 1990.

  David J. McLaughlin. Mr. McLaughlin has been a director of the Company since 1990 and currently serves on the Audit and Compensation Committees. He has been a director of Scientific Atlanta, Inc. (communications and instrumentation products) since 1987 and Troy Biosciences Incorporated since 1994. He is now Vice Chairman of Troy Biosciences Incorporated where he served as President and Chief Executive Officer from 1996 to 1999. He is also President and Chief Executive Officer of Pentacle Press LLC (publishing and research) from January 2000 to date.

  Thomas G. Plaskett. Mr. Plaskett has been a director of the Company since April 1994, currently serves as Chairman of the Audit Committee and is a member of the Compensation and Governance Committees. Mr. Plaskett served as Chairman of the Board of Greyhound Lines, Inc. (transportation) from February 1995 to March 1999 and the Managing Director of Fox Run Capital Associates (private financial advisory and venture capital services) since November 1991. He is a director of Probex Corporation, an energy technology company in Carrollton, Texas and the Vice Chairman and Executive Vice President of Legend Airlines, a privately-held airline based in Dallas, Texas which in December 2000 filed a petition for insolvency under Federal bankruptcy laws. Mr. Plaskett was a director of Neostar Retail Group, Inc. (formerly, Babbage's, Inc.) (personal computer software), and in September 1996 was elected Chairman of Neostar, which in September 1996 filed a petition for insolvency under Federal bankruptcy laws. From 1988 to September 1991, he was Chairman and Chief Executive Officer of Pan Am Corporation (commercial airline). Mr. Plaskett has been a director of RadioShack Corporation (retail electronics) since 1986. He is a member of the audit committee of RadioShack Corporation.

  Etienne Snollaerts. Mr. Snollaerts has been a director of the Company since 1998. He is currently the Deputy General Manager and Director of the supply chain within Groupe Casino. In addition to this responsibility, he supervises Groupe Casino's U.S. Operations, including Casino USA and its subsidiaries. Prior to this he was in charge of the international activities of Groupe Casino which included operations in ten countries. Mr. Snollaerts has been associated with Casino France since 1990 and served successfully as Director of Purchasing and Logistics, Director of Retail Distributions, Store Operations and Information Systems. Prior to joining Casino France, he was a management consultant with Alexander Proudfoot Company.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF EACH NOMINEE NAMED ABOVE TO SERVE FOR THE TERM ELECTED.

Directors Continuing in Office

  The following table sets forth certain information concerning the directors of the Company continuing in office:

                                                            Director  Year Term
   Name                                                 Age  Since   Will Expire
   ----                                                 --- -------- -----------
   Christian P. Couvreux...............................  50   1997      2003
   Timm F. Crull.......................................  70   1994      2002
   James S. Gold.......................................  49   1994      2003
   Antoine Guichard....................................  74   1986      2003
   Joel-Andre Ornstein.................................  46   1999      2002
   Ross E. Roeder......................................  63   1984      2002

  Christian P. Couvreux. Mr. Couvreux has been a director of the Company since September 1997 and currently serves on the Company's Governance Committee. Since May 1997, he has been Chairman of the Executive Board and Chief Executive Officer of Casino France and is a director of Casino USA. Mr. Couvreux was previously Deputy General Manager of Casino France where he was responsible for purchasing, logistics and marketing. Mr. Couvreux has been associated with Groupe Casino since 1990 when Casino France purchased La Ruche Meridionale, a French international trading company of which Mr. Couvreux held several positions including Chief Executive Officer.

  Timm F. Crull. Mr. Crull has been a director of the Company since December 1994. He currently serves on the Company's Audit Committee and is Chairman of the Compensation Committee. Mr. Crull was Chairman of the Board and Chief Executive Officer of Nestle USA, Inc. (food and related products) from 1991 until his retirement in 1994. He held the position of Chairman of the Board and President of Carnation Company (food and related products) from 1985 to the beginning of 1990. Mr. Crull has been a director of Hallmark Cards, Inc. (greeting cards) since 1984 and is a member of the Compensation and Audit Committees of Hallmark Cards, Inc.

  James S. Gold. Mr. Gold has been a director of the Company since April 1994. Mr. Gold was a General Partner of Lazard Freres & Co. (investment banking) from 1985 until May 1995, when he became a Managing Director. Mr. Gold has been associated with Lazard Freres & Co., LLC, since 1977. He is also a director of The Hain Celestial Group, Inc.

  Antoine Guichard. Mr. Guichard has been a director of the Company since 1986 and currently serves on the Company's Governance Committee. Mr. Guichard is the Secretary and a director of Casino USA. Since 1966 he has been a gerant (managing partner) of Groupe Casino. He served as Chairman of the Executive Committee of the Company from 1990 until 1998. He is now Chairman of Groupe Casino, Conseil de Surveillance (Board of Supervisors).

  Joel-Andre Ornstein. Mr. Ornstein became a director of the Company in May 1999. Since 1989, Mr. Ornstein has been Senior Adviser to the Chairman and Chief Executive Officer and a director of Euris, S.A. ("Euris"), a Paris-based investment holding company controlled by Mr. Jean-Charles Naouri, a French citizen whose principal business is making corporate investments and who owns a controlling interest in Casino France, the Company's majority shareholder. Mr. Ornstein is also Chairman of Euristates, Inc., the U.S. based subsidiary of Euris. He is a director of Euristates, Inc., The Athlete's Foot Inc., and Ztango.com, Inc.

  Ross E. Roeder. Mr. Roeder has been a director of the Company since 1984, and became the Chairman, President and Chief Executive Officer in January 1999. Until his appointment as Chairman and CEO he also served as Chairman of the Audit Committee and a member of the Compensation Committee. Mr. Roeder became chairman of the Governance Committee in early 1999 and is a member of the Board of Directors of the Company's foodservice subsidiaries, Smart & Final Foodservice Distributors (formerly operating under the name Port Stockton Food Distributors, Inc.) and Henry Lee Company. Until 1998 Mr. Roeder was Chairman of Morgan-Kaufman Publishers, Inc. (publishers of computer science text and reference books), where he was also a director from 1986 to 1998. Mr. Roeder served on the Board of Directors of Chico's FAS, Inc. (retail women's stores) since 1997 and the Board of Directors of Gulf West Bank in St. Petersburg, Florida since 1995.

Committees of the Board of Directors and Attendance at Meetings

  The Company has established three standing committees of the Board of Directors, an Audit Committee, a Compensation Committee, and a Governance Committee. Each of these committees is responsible to the full Board of Directors and its activities are therefore subject to the approval of the Board of Directors. The functions performed by these committees are summarized as follows:

  The Audit Committee consists of Messrs. Plaskett (as Chairman), Crull, and McLaughlin. The Audit Committee's functions are more fully described below under the heading "Report of the Audit Committee". During fiscal 2000, the Board examined the Audit Committee's composition in light of the adoption by the New York Stock Exchange of new rules governing audit committees. Based upon this review, the Board confirmed that all members of the Company's Audit Committee are "independent" within the meaning of the New York Stock Exchange's listing standards. During fiscal 2000, there were three regular meetings of the Audit Committee.

  The Compensation Committee consists of Messrs. Crull (as Chairman), McLaughlin, and Plaskett. The Compensation Committee (i) approves salary practices and base salary amounts for executive personnel; (ii) approves the structure of and determines awards under the Company's annual incentive bonus plan for executive officers; (iii) makes awards under the Company's stock plans; (iv) approves the strategy and structure of the Company's other employee plans and benefits; and (v) makes recommendations to the Board of Directors with respect to base salary and incentive compensation of the Chief Executive Officer. During fiscal 2000, there were four regular meetings of the Compensation Committee and three special meetings.

  The Governance Committee consists of Messrs. Roeder (as Chairman), Couvreux, Guichard and Plaskett. The Governance Committee acts as a nominating committee, seeking out, evaluating and recommending to the Board qualified nominees for election as directors of the Company and considering other matters pertaining to the size and composition of the Board. The Governance Committee gives appropriate consideration to qualified individuals recommended by stockholders for nomination as directors of the Company, provided that such recommendations are accompanied by information sufficient to enable the Governance Committee to evaluate the qualifications of such individuals. During fiscal 2000, the Governance Committee met once.

  During fiscal 2000, the Board of Directors held four regular meetings; each director with the exception of Messrs. Guichard and Ornstein attended at least 75% of the aggregate of the total meetings of the Board and of the total meetings of any committees on which he served.

Compensation of Directors

  During fiscal 2000, all of the Company's non-employee directors served an entire fiscal year and were compensated by cash payments and shares of the Company's common stock. For the cash component of their compensation, the non-employee directors are paid an annual fee consisting of $15,000, paid in quarterly installments in advance at the beginning of each calendar quarter. Each non-employee director also received $1,000 in cash for each Board meeting (including subsidiary Board meetings) and each committee meeting attended in person and $500 in cash for each meeting attended by telephone. Expenses incurred in attending meetings in person are reimbursable by the Company. Directors who are employees of the Company or its subsidiaries are not compensated for service as members of the Board or any committee of the Board.

  In addition to the cash payments described above, on May 1 of each year the Company's non-employee directors also receive an automatic award of shares under the Company's Non-Employee Director Stock Plan. This award of the Company's common stock is valued at approximately $15,000 on the date of the award, pursuant to the terms of the Non-Employee Director Stock Plan and is issued to each non-employee director who is serving as such on the award date. For purposes of the Non-Employee Director Stock Plan, an eligible non-employee director is one who is a member of the Company's Board of Directors, who is not and has not been an employee of the Company or its direct or indirect subsidiaries and who is paid an annual cash retainer fee for his services as a director. For the May 1, 2000 grant, Messrs. Bouchut, Couvreux, Crull, Gold, Guichard, McLaughlin, Ornstein, Plaskett and Snollaerts were all eligible non-employee directors under the Non-Employee Director Stock Plan and each received 1,791 shares of common stock. Each share award comprises that number of shares equal to the quotient of $15,000 divided by the fair market value of a share on the award date as defined in the plan. Cash is paid in lieu of fractional shares. Any shares awarded must be held by such non-employee director for at least six months after the award date.

  Under the Company's Stock Incentive Plan, as amended, any elected or appointed non-employee director serving prior to 1998 received an automatic grant of options to purchase 22,500 shares of the Company's Common Stock, as of the date of his initial appointment or election. Such options are nonqualified stock options, have exercise prices equal to the fair market value of the Common Stock at the date of grant, have to be exercised within ten years after the date of grant and are subject to early termination in the event the option holder ceases to be a director, becomes permanently disabled or dies. One-third of these options become exercisable two years after the date of grant and each year thereafter, so that 100% would be exercisable four years after the date of grant. All of the options representing shares reserved under the Stock Incentive Plan for grant to non-employee directors have been granted.

  The Company also has a Directors Deferred Compensation Plan (the "Directors Deferred Compensation Plan"), in which the Company's directors are eligible to defer pre-tax up to 100% of their director's cash fees (with a minimum annual deferral of $2,500) and any shares of the Company's common stock received as compensation for their services as a director. Participation is voluntary on an annual basis. Deferrals of cash amounts are credited to a special bookkeeping account in the participant's name, and earnings on deferrals are indexed to certain investment fund options. Deferrals of the Company's common stock are held within the plan, for the benefit of the deferring director's account and are not redeemable for cash. The Company pays all benefits and costs from its general assets and, while it has created a non-qualified grantor trust whose assets will be used to pay benefits and defray expenses, the assets of the trust are subject to the claims of the Company's general creditors in the event of the Company's insolvency or bankruptcy. In general, participants will receive benefits under the Directors Deferred Compensation Plan after retirement in one of four pre-elected payment options, one lump-sum payment or a stream of five, ten or 15 annual payments. Limited withdrawals prior to retirement are permitted in accordance with the terms of the Directors Deferred Compensation Plan. The Directors Deferred Compensation Plan also provides additional death benefits in the event of death prior to retirement. During 2000, five directors participated in this plan.

  On May 4, 1999, each of the nine non-employee directors then in office received a grant of 12,500 options. One third of these stock options will become exercisable each year on May 4, 2001, 2002, and 2003. The exercise price for these options is $9.25 per share. These options are currently unregistered and expire on May 4, 2009. On May 1, 2000, each of the nine non-employee directors received a grant of 4,000 options. One third of these stock options will become exercisable each year on May 1, 2002, 2003 and 2004. The exercise price for these options is $8.375 per share. These options are currently unregistered and expire on May 1, 2010.

Executive Officers

  The following table sets forth as of April 17, 2001, the names, ages and titles of the executive officers of the Company, Smart & Final Stores, American Foodservice Distributors, Inc. ("American Foodservice Distributors"), Port Stockton Food Distributors, Inc. dba Smart & Final Foodservice Distributors ("Smart & Final Foodservice") and Henry Lee Company ("Henry Lee"):

        Name         Age                          Title
        ----         ---                          -----
 Ross E. Roeder       63 Chairman of the Board, President and Chief Executive
                          Officer of the Company and Smart & Final Stores,
                          President and Chief Executive Officer of American
                          Foodservice Distributors, Chairman of the Board and
                          Chief Executive Officer of Smart & Final Foodservice
                          and Chairman of the Board of Henry Lee
 Donald G. Alvarado   46 Senior Vice President, General Counsel and Secretary
                          of the Company, Senior Vice President and Secretary
                          of Smart & Final Stores, American Foodservice
                          Distributors, Smart & Final Foodservice and Henry Lee
 Dennis L. Chiavelli  55 Executive Vice President of the Company and Executive
                          Vice President of Operations for Smart & Final Stores
 Zeke Duge            54 Senior Vice President and Chief Information Officer of
                          Smart & Final Stores
 Martin A. Lynch      63 Executive Vice President and Chief Financial Officer
                          of the Company, Smart & Final Stores, American
                          Foodservice Distributors, Smart & Final Foodservice
                          and Henry Lee
 Norah Morley         49 Senior Vice President, Marketing of Smart & Final
                          Stores
 Suzanne Mullins      48 Senior Vice President, Operations of Smart & Final
                          Stores
 Richard N. Phegley   45 Vice President and Treasurer of the Company, Smart &
                          Final Stores, American Foodservice Distributors,
                          Smart & Final Foodservice and Henry Lee
 Robert J. Schofield  51 Executive Vice President and Chief Operating Officer
                          of American Foodservice Distributors
 Timothy M. Snee      47 Senior Vice President, Buying and Merchandising of
                          Smart & Final Stores
 Jeff D. Whynot       44 Senior Vice President, Human Resources of Smart &
                          Final Stores

  Executive officers of the Company are appointed by the Board of Directors of the Company and serve at the Board's discretion.

  Ross E. Roeder. See "ELECTION OF DIRECTORS--Directors Continuing in Office".

  Donald G. Alvarado. Mr. Alvarado was named Senior Vice President, General Counsel of the Company and Smart & Final Stores in September 1996 and also serves as Secretary of the Company, American Foodservice Distributors and Smart & Final Stores. From 1997 to 1999 he was Senior Vice President Law/Development. From 1991 until September 1996 he served as Vice President, General Counsel and Secretary of the Company. He joined the Company in 1987 as Assistant General Counsel and was appointed Secretary in 1989. He has been Secretary of Smart & Final Stores since 1990. He was also Assistant Secretary of Casino USA and its former wholly-owned subsidiary Casino Realty, Inc. ("Casino Realty") from 1989 to January 1994.

  Dennis L. Chiavelli. Mr. Chiavelli was named Executive Vice President, Operations of the Company and Smart & Final Stores in September 1996. From September 1991 to September 1996 he served as Senior Vice President of Operations and Development of Smart & Final Stores. Earlier in 1991, he was Executive Vice President, Real Estate of Casino Realty. He was a Vice President and General Manager of Casino Realty and a Vice President of Casino USA from late 1987 to early 1991.

  Zeke Duge. Mr. Duge joined Smart & Final Stores in September 2000 as Senior Vice President and Chief Information Officer in charge of data processing and technology for the Company and its subsidiaries. Immediately before joining the Company, Mr. Duge was Vice President and Chief Information Officer of West Marine, Inc. (boating specialty retailer). Mr. Duge has more than 30 years experience in data processing having also held various positions at Xerox Computer Services (computer services), Nissan (automobile manufacturing), Tandem Computers (computer manufacturing) and Oracle Corporation (computer software).

  Martin A. Lynch. In February 1998, Mr. Lynch resigned from the Board of Directors of the Company on which he had served since February 1993. Mr. Lynch continues to serve as Executive Vice President and Chief Financial Officer of the Company, American Foodservice Distributors and Smart & Final Stores, positions he has held since joining them in 1989. From 1989 to January 1994, he was Executive Vice President and Chief Financial Officer for Casino USA. In May 1999 he was again elected Chief Financial Officer for Casino USA, the Company's principal stockholder. Prior to joining the Company, Mr. Lynch was Executive Vice President and Chief Financial Officer of San Francisco-based Duty Free Shoppers Group, Ltd. (retail) from 1984 to 1989. He served in a number of key positions with Los Angeles-based Tiger International (transportation and financial services) from 1970 to 1984 including the position of Senior Vice President, Chief Financial Officer from 1976 to 1984. Mr. Lynch's earlier experience includes merger and acquisition activities at Scot Lad Foods, Inc. (retail grocery) and service as audit manager for Price Waterhouse & Company (accounting) in Chicago. On April 5, 2001 the Company announced that Mr. Lynch intends to retire as Chief Financial Officer and from all other executive positions which he holds with the Company and its subsidiaries as of May 23, 2001. The Company also anticipates entering into a two-year consulting agreement with Mr. Lynch for his services thereafter, until his anticipated retirement from the Company in 2003. See "Lynch Employment Agreement."

  Norah Morley. Ms. Morley joined Smart & Final Stores in August 1999 as Senior Vice President of Marketing. From 1996 to 1999, Ms. Morley was the Senior Vice President of Marketing, Buying and Distribution for The Sweet Factory (retail candy) and from 1992 to 1996, Vice President of Marketing and Buying with W.H. Smith: The Wall Music. Prior thereto she was Vice President of Marketing for Frank's Nursery and Crafts, and held various positions in consumer packaged goods marketing, including Director of Marketing for The Pillsbury Company (food products).

  Suzanne Mullins. Ms. Mullins was appointed Senior Vice President, Store Operations of Smart & Final Stores in July 1997. She was previously Vice President, Buying for Smart & Final Stores from August 1994 until her promotion and Vice President, Operations of Smart & Final Stores from 1991 to 1994. Prior to that, Ms. Mullins held various store operations positions, including District Manager, since joining Smart & Final Stores in 1987.

  Richard N. Phegley. Mr. Phegley joined Smart & Final Stores as Vice President and Treasurer in August 1996 and was appointed Vice President and Treasurer of the Company, American Foodservice Distributors, and Henry Lee in May 1999. Mr. Phegley joined Smart & Final Stores after 17 years with Atlantic Richfield Company, now a subsidiary of BP Amoco plc. (integrated international oil and gas), where he served in senior treasury, strategic planning, and financial management positions. Mr. Phegley has been designated as Chief Financial Officer of the Company, Smart & Final Stores and American Foodservice Distributors, following Mr. Lynch's retirement from those positions on May 23, 2001.

  Robert J. Schofield. Mr. Schofield was appointed to the position of Executive Vice President and Chief Operating Officer of American Foodservice Distributors in February 2000 and in October 2000, Mr. Schofield assumed the responsibility of President for both Smart & Final Foodservice and Henry Lee. In these capacities, he is responsible for all foodservice operations for the Company. From August 1999 through January 2000, Mr. Schofield served as a consultant to Smart and Final regarding its Foodservice companies. Mr. Schofield was President of the western division of US Foodservice (foodservice distribution) from 1994 to 1999. Prior thereto, he was President of Affiliated Food Distributors (Giant Stores--retail grocery) and Senior Vice President of Spartan Stores (retail grocery).

  Timothy M. Snee. Mr. Snee was appointed Senior Vice President, Buying, of Smart & Final Stores in June 1999. From 1998 to June 1999, he was Vice President of Buying and Merchandising. Mr. Snee joined Smart & Final Stores after 26 years with Ralphs Grocery Company (retail grocery) where he served as a vice president in charge of various buying departments, and held management positions in accounting, distribution, and operations.

  Jeff D. Whynot. In January 2000, Mr. Whynot joined Smart & Final Stores as the Senior Vice President of Human Resources. From 1998 to 2000, Mr. Whynot was employed by Dames & Moore Group, (engineering consulting), most recently as Vice President of Human Resources. From 1984 to 1998, Mr. Whynot worked for Knott's Berry Farm (food products and entertainment). During the last five years of his employment with Knott's Berry Farm, Mr. Whynot served as the Vice President of Human Resources.

Report of the Audit Committee

  Neither the following Report of the Audit Committee nor any other information included in this proxy statement pursuant to item 7(d)(3) of
Schedule 14A promulgated under the Securities Exchange Act of 1934 or pursuant to Rule 306 of Regulation S-K constitutes soliciting material and none of such information should be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates such information by reference therein.

  The Audit Committee has a written charter, a copy of which is reproduced as Appendix A to this proxy statement.

  The Audit Committee has reviewed and discussed with management of the Company and Arthur Andersen LLP, the independent auditing firm of the Company, the audited financial statements of the Company as of December 31, 2000 and for the fiscal year then ended (the "Audited Financial Statements"). In addition, the Audit Committee has discussed with Arthur Andersen LLP the matters required to be discussed by Statements on Auditing Standards 61 (codification of Statements on Auditing Standards AU (S) 380).

  The Audit Committee received and reviewed the written disclosures and the letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees). The Audit Committee has discussed with that firm its independence from the Company. The Audit Committee additionally discussed with management of the Company and the auditing firm such other matters and received such assurances from them as it deemed appropriate.

  Management is responsible for the Company's internal controls and the financial reporting process. Arthur Andersen LLP is responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

  Based on the above-described reviews and discussions and a review of the report of Arthur Andersen LLP with respect to the Audited Financial Statements, and relying thereon, the Audit Committee recommended to the Company's Board of Directors the inclusion of the Audited Financial Statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

           MEMBERS OF THE AUDIT COMMITTEE
           Thomas G. Plaskett, Chairman
           Timm F. Crull, Member
           David J. McLaughlin, Member

Compensation Committee Report on Executive Compensation

  The Compensation Committee's basic philosophy (which is intended to apply to all Company management, including the Chief Executive Officer) is to provide competitive levels of compensation designed to motivate, retain and attract management, with incentives linked to the Company's financial performance, enhanced stockholder value and personal performance. Executive compensation generally consists of the following main components: (i) a base salary, (ii) an annual incentive bonus and (iii) the opportunity to receive stock options, stock appreciation rights or other performance-based compensation under the Company's Stock Incentive Plan and Equity Compensation Plan.

  Base Salaries. Base salaries for executive officers are reviewed annually and designed to be competitive with salaries paid at other companies of comparable size and complexity in the retail and wholesale food distribution business and in other comparable businesses (including, for example, certain non-food, multi-unit retail companies). The Compensation Committee uses these companies for comparative purposes because it believes that the Company competes with these companies in attracting and maintaining the Company's management. Information on these companies is collected by the Compensation Committee from published industry surveys. The Compensation Committee's policy is to adjust salaries in a way that recognizes executive performance and responsibilities and enables the Company to attract and retain highly qualified executives. In fiscal 2000, executive base salaries (other than for the Chief Executive Officer) were increased an average of 6.2% (ranging from 2% to 18%), and, consistent with the Compensation Committee's policy objectives, were at median levels among the comparison companies.

  Chief Executive Officer Compensation. The Compensation Committee has established a formal process for evaluating the Chief Executive Officer's performance. This process generally begins at the last scheduled Compensation Committee meeting of the fiscal year (typically held in late November or early December). Mr. Roeder assumed the position of Chief Executive Officer of the Company in January 1999. Mr. Roeder's Employment Agreement with the Company established a minimum base salary of $600,000, which was subsequently increased by the Compensation Committee to $650,000 during 2000. Mr. Roeder's Employment Agreement also provides that he is eligible to receive a bonus of 100% of his base salary if certain performance targets are met. For the fiscal year 2000, these performance targets were met and Mr. Roeder received a bonus of 100% of base salary, paid in early 2001.

  Annual Incentive Bonus Plan. The Compensation Committee believes that the annual incentive bonus plan is an integral part of the overall compensation package offered to the Company's executive officers. The Compensation Committee specifically approves bonus amounts for executive officers and determines the bonus amount for the Chief Executive Officer. From approximately 1993 through fiscal 2000, the Compensation Committee primarily used corporate earnings per share to determine corporate performance goals. Once goals were selected, competitive target bonuses were established based on the same comparative criteria used to establish base salary levels, with amounts varying by the level of responsibility. In fiscal 2000, target bonuses ranged from 30% to 60% of base salary for senior management (other than the Chief Executive Officer).

  Actual bonus amounts are determined after the fiscal year end. At that time, the Chief Executive Officer meets with the Compensation Committee to review the performance of the executive officers (other than himself) and presents his recommendations for their actual bonus amounts. The Compensation Committee determined that management met their profit objectives in fiscal 2000 and as a result, approved the recommendations of the Chief Executive Officer for bonus awards. Actual bonuses to executive officers (other than the Chief Executive Officer) averaged approximately 50% of base salary and ranged from approximately 30% to 60%.

  During fiscal 2000, the Compensation Committee determined that linking the annual incentive bonus plan to specific financial objectives was a key tool in encouraging improvements in financial performance. The objectives range from total financial performance of the Company to performance of particular operating units, and include individual achievements towards our tactical objectives. Accordingly in fiscal 2001, the bonuses awarded to executives will be based upon financial objectives and key strategic goals tied to overall performance at the Company, Region, and Division levels and specified personal objectives.

  Stock Incentive Plan. The Company's Stock Incentive Plan authorizes the issuance of options covering up to 2,450,000 shares of the Company's Common Stock. The Stock Incentive Plan is intended to provide executive officers and key employees with the opportunity to acquire a proprietary interest in the Company and link their personal interest with the stockholders' interest in the Company's continuing success. Currently, there are 263 participants in the Stock Incentive Plan and approximately 890,993 shares available for grant thereunder. The Compensation Committee has the discretion to determine the number of options granted to officers and key employees, and awards of options generally increase as a function of higher positions of responsibility in the Company. Awards are made at a level calculated to be at median levels when compared with other companies of comparable size and complexity in the retail and wholesale food distribution business and in other comparable businesses (including, for example, certain non-food, multi-unit retail companies). Options granted to employees under the Stock Incentive Plan are nonqualified stock options, may be exercised up to ten years after the date of the grant and are subject to early termination in the event the option holder ceases to be an employee, becomes permanently disabled or dies. No option can be granted at an option price of less than 85% of the fair market value of Common Stock at the time the option is granted. Options are exercisable as determined by the Compensation Committee at the date of grant and, absent such determination, one-third of the options become exercisable after two years and each year thereafter so that 100% are exercisable four years after the date of grant. For fiscal 2000, the Compensation Committee extended the expiration date for five years for 22,500 previously granted options held by Mr. Roeder under the Stock Incentive Plan. These options were scheduled to expire in June 2001. The expiration date for an additional 378,500 previously granted options held by executive officers was also extended for five years. These options were scheduled to expire in June 2001 or February 2004. Approximately 591,714 options previously issued under this plan were canceled as part of the Voluntary Exchange Program discussed below. The Stock Incentive Plan will expire in June 2001 and the Company does not plan to make any further awards under this plan.

  Long-Term Equity Compensation Plan. The Company also grants stock-based awards under the Long-Term Equity Compensation Plan ("Equity Compensation Plan"). The Equity Compensation Plan provides for stock-based awards covering up to 2,470,000 shares of the Company's Common Stock. Under guidelines set by the Compensation Committee, incentive-based compensation constitutes a greater portion of executives' potential long-term pay pursuant to awards granted. Primary objectives of the Equity Compensation Plan are to optimize the profitability and growth of the Company through incentives which are consistent with the Company's goals and which link the personal interests of participants in the Equity Compensation Plan to those of the Company's stockholders. In fiscal 2000 the Compensation Committee granted 50,000 options to Mr. Roeder under the Equity Compensation Plan. The first one-third of these options, 16,667 shares, will vest on February 15, 2002, the second one-third of the options, 16,667 shares, will vest on February 15, 2003 and the final one-third of the options, 16,666 shares, will vest on February 15, 2004. The Company granted Mr. Roeder an additional 24,421 shares of restricted stock in 2000 under the Equity Compensation Plan (4,421 shares of which were granted as part of the Voluntary Exchange Program discussed below). In fiscal 2000, the Company's other executive officers received a total of 154,000 options under the Equity Compensation Plan. The executive officers of the Company received 139,444 shares of restricted stock of which 60,194 shares were granted as part of the Voluntary Exchange Program.

  Voluntary Exchange Program--Stock Options for Restricted Stock. On November 27, 2000, the Company's Compensation committee adopted a program for the voluntary exchange of certain outstanding options having an exercise price of $14.00 or more per share (the "Exchange Program"). These options were issued to certain directors and employees under the Company's Stock Incentive Plan, Non-Employee Director Stock Plan, and Long-Term Equity Compensation Plan (collectively, the "Plans"). In exchange for their options, the participants in the Exchange Program received shares of common stock issued as "Restricted Stock" under the terms of the Long-Term Equity Compensation Plan. The number of restricted shares the option holders received was based on a "fair value" exchange in which the value of the Restricted Stock was intended to approximately equal the value of the surrendered options. On December 7, 2000 the full Board of Directors ratified the prior approval by the Compensation Committee authorizing the Company to implement the Exchange Program with the eligible option holders. On December 7, 2000, certain members of the board of directors and executive officers made irrevocable decisions to surrender their eligible options pursuant to the Exchange Program. After the completion of the Voluntary Exchange Program on March 9, 2001, of the approximately 971,016 eligible options defined by the program, approximately 860,114 were surrendered. The surrendered options were canceled and the shares subject to these canceled options were returned to the respective plan(s) under which they were first granted. In exchange for the surrendered options, approximately 177,379 shares of Restricted Stock were issued to the Company's employees and non-employee directors under the Exchange Program pursuant to the terms of the Long-Term Equity Compensation Plan. Since the Company has been a reporting company, it has not amended or adjusted the exercise price under any stock option or stock appreciation rights or adopted any program similar to the Exchange Program.

  Certain Other Benefits. The Company provides health, welfare, and pension benefits to the executive officers that are generally available to all full-time employees of the Company. The Company also provides certain perquisites to its executive officers, including, depending upon the executive officer, reimbursement of tax preparation and/or financial planning expenses, club dues and moving expenses, car allowances, supplemental executive retirement plan, and executive medical coverage.

  Other Matters. The Compensation Committee has reviewed the Company's compensation plans with regard to the deductibility limitation contained in
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). The Compensation Committee has decided at present not to alter the Company's compensation plans to comply with the deductibility requirements of Section 162(m). The Compensation Committee will continue to review the issue and monitor whether the Company's compensation plans should be amended in the future to meet the deductibility requirements. The Equity Compensation Plan provides that at all times when Internal Revenue Code Section 162(m) is applicable, all awards granted under the Equity Compensation Plan shall comply with the requirements of that Section, although the Compensation Committee may determine that such compliance is not desired with respect to any particular award.

           COMPENSATION COMMITTEE
           Timm F. Crull, Chairman
           David J. McLaughlin
           Thomas G. Plaskett

Performance Graph

  The graph below compares the cumulative total stockholder return on the Company's Common Stock over a five year period with the cumulative total return on the Dow Jones Equity Market Index and the Dow Jones Food Retailers and Wholesalers Index over the same period (assuming an initial investment of $100 and the reinvestment of all dividends).

[PERFORMANCE GRAPH APPEARS HERE]


                                               DOW JONES    DOW JONES
Measurement Period           SMART &           EQUITY       FOOD RETAILERS
(Fiscal Year Covered)        FINAL             MARKET       & WHOLESALERS
---------------------        ---------------   ---------    ----------
Measurement Pt-12/95         $100.00           $100.00      $100.00
FYE 12/96                    $102.27           $122.02      $121.19
FYE 12/97                    $ 86.44           $160.84      $155.06
FYE 12/98                    $ 47.07           $200.88      $224.22
FYE 12/99                    $ 35.46           $246.53      $152.45
FYE 12/00                    $ 41.57           $223.68      $202.43

Compensation Committee Interlocks and Insider Participation

 Relationship Between the Company and Casino USA

  For purposes of reference below, Casino USA is a subsidiary of Casino France. Casino France and its subsidiaries (Groupe Casino) are engaged in the retail grocery, restaurant, food production and other businesses in France and elsewhere in the world. Casino USA is ultimately controlled by Mr. Jean-Charles Naouri, a French citizen whose principal business is making and managing investments.

  Casino France, acting through Casino USA, acquired the Company's then parent company in 1984. Groupe Casino currently owns approximately 60% of the outstanding shares of the Company's Common Stock. Since the Common Stock does not have cumulative voting rights, the holders of shares having more than 50% of the voting power may elect all of the directors of the Company, and the holders of the remaining shares would not be able to elect any directors.

  Casino France owns approximately 99% of the outstanding shares of Casino USA's capital stock. There is no agreement between Casino USA and any other party that would prevent Casino USA from acquiring additional shares of Common Stock or disposing of shares of Common Stock owned by it. The Company's Board of Directors currently includes Messrs. Bouchut, Couvreux, Guichard, Ornstein and Snollaerts who also serve as directors of Casino USA and/or who are affiliated with Casino France.

  Decisions on compensation of the Company's executive officers and the Company's Chief Executive Officer are generally made by the Compensation Committee of the Board. All such decisions relating to the compensation of executive officers are reviewed, and in fiscal 2000 were approved without change, by the full Board. In fiscal 2000, the Compensation Committee consisted of Messrs. Crull, McLaughlin and Plaskett. No member of the Compensation Committee is now or ever has been an employee of the Company or its subsidiaries.

 Certain Transactions between the Company and Casino USA

  The Company and Casino USA are parties to a 1991 intercompany agreement (the "Intercompany Agreement"). The Intercompany Agreement provides for the performance of various administrative services by the Company for Casino USA and by Casino USA for the Company. None of the parties are obligated to use such services. Intercompany services are provided at the cost of providing such services, including the estimated allocable costs of (i) management and other employees performing the services, (ii) computer time, (iii) allocable overhead and (iv) out-of-pocket expenses. Cost, for purposes of management and employees, is based on an estimated allocation of their time based on a study of the actual time spent in past periods. Any fees for such services cannot exceed $100,000 in any three-month period without the written consent of the user of such services.

  Since 1986, the Company has performed a variety of services for Casino USA and its former subsidiary, including accounting, human resources and systems development work, the cost of which has been charged to the benefited affiliated company. These charges amounted to approximately $274,000 for fiscal 2000. It is anticipated that the Company will continue to provide these administrative services to its affiliates at its cost and that the levels of future services will not vary significantly from prior levels. The Intercompany Agreement also provides that Casino USA will not, and will cause its affiliates that it controls or any corporation of which either holds more than 5% of the capital stock not to, engage in the Company's business. The initial term of the Intercompany Agreement was two years, and has been renewed from time to time as provided therein.

  The Company and Casino USA are also parties to a tax sharing arrangement covering income tax obligations in the State of California. Under this arrangement, the Company has made tax sharing payments to or received tax sharing benefits from Casino USA, based upon pre-tax income for financial reporting purposes adjusted for certain agreed upon items. The Company made tax sharing payments to Casino USA aggregating $739,000 in fiscal 2000.

  In 1998 the Company consolidated certain amounts owed by the Company to Casino USA into one $55.4 million loan agreement (the "Casino Loan"). The Casino Loan contains financial covenants similar to those contained in the Company's bank credit facilities, bears interest at the rate of 25 basis points over the Company's bank credit facilities and matures on February 15, 2002. Although no principal repayments on the Casino Loan are due prior to the maturity date, Casino USA acquired shares of the Company's common stock in exchange for $39.4 million in principal amount due under the Casino Loan in connection with an SEC registered offering that was consummated in 1999. Thus, as of March 30, 2001, the Company owed approximately $16,000,000 in principal amount under the Casino Loan.

Executive Compensation

  Summary Compensation Table. The following table sets forth information concerning cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Company and the four most highly compensated executive officers of the Company other than the Chief Executive Officer.

                          SUMMARY COMPENSATION TABLE

                                                             Annual Compensation
                             ------------------------------------------------------------------------------------
                                                                               Long Term
                                                                          Compensation Awards
                                                                         ---------------------
                                                                         Restricted Securities
                                                                           Stock    Underlying
          Name and           Fiscal  Salary   Bonus      Other Annual      Awards    Options       All Other
     Principal Position       Year   ($)(1)   ($)(2)  Compensation($)(3)   ($)(4)     (#)(5)   Compensation($)(6)
     ------------------      ------ -------- -------- ------------------ ---------- ---------- ------------------
Ross E. Roeder..............  2000  $631,577 $650,000       $ -0-         $171,210    72,500        $ 36,050
 Chairman of the Board and    1999  $599,664 $200,000       $ -0-         $606,250   212,500        $  5,524
 Chief Executive Officer      1998  $143,500      N/A         N/A              N/A       N/A             N/A

Martin A. Lynch.............  2000  $327,191 $100,000       $ -0-         $172,380   112,500        $252,326
 Executive Vice President     1999  $286,139 $ 40,000       $ -0-         $    -0-    64,700        $ 45,493
 And Chief Financial Officer  1998  $280,000 $    -0-       $ -0-         $    -0-    15,000        $ 39,904

Dennis L. Chiavelli.........  2000  $266,054 $162,000       $ -0-         $177,371    54,800        $146,514
 Executive Vice               1999  $245,262 $ 51,912       $ -0-         $    -0-    43,100        $ 11,106
 President, Operations        1998  $240,000 $    -0-       $ -0-         $    -0-    25,000        $ 11,799

Donald G. Alvarado..........  2000  $226,539 $115,000       $ -0-         $118,080    17,000        $ 84,936
 Senior Vice President,       1998  $207,308 $ 30,000       $ -0-         $    -0-    27,600        $ 11,228
 General Counsel              1998  $193,943 $    -0-       $ -0-         $    -0-    10,000        $ 14,502

Robert J. Schofield.........  2000  $215,292 $129,000       $ -0-         $ 49,844    25,000        $ 19,811
 Executive Vice President,    1999  $124,850      N/A         N/A              N/A       N/A             N/A
 American Foodservice         1998       N/A      N/A         N/A              N/A       N/A             N/A
 Distributors

--------
(1) Includes amounts deferred by the named officers under the Company's 401(k) Savings Plan (the "401(k) Savings Plan"), which was established in fiscal 1992 and under which all named officers are or were eligible to participate during fiscal 2000; and the Company's Supplemental Deferred Compensation Plan (the "Supplemental Deferred Compensation Plan"), which was established to first take effect for fiscal 1995. Mr. Schofield's 2000 salary includes $29,234 in consulting fees that he was paid prior to becoming an employee of the Company. The amount listed for Mr. Roeder in 1998 and for Mr. Schofield for 1999 is for consulting services.

(2) Includes bonus payments made in the year after the listed year for services performed in the listed year, and excludes bonus payments made in the listed year for services performed in the prior year.

(3) Includes perquisites and other personal benefits paid to each named executive officer (including, depending upon the executive officer, reimbursement of tax preparation and/or financial planning expenses, club dues and car allowances). Such perquisites and other personal benefits when stated as zero were less than the lesser of $50,000 or 10% of the total annual salary and bonus set forth in the columns entitled "Salary" and "Bonus."

(4) The restricted share values reported in the table above for fiscal 2000 were calculated based on the following: Mr. Roeder, 20,000 shares at $6.875 per share and 4,421 shares issued in the Voluntary Exchange Program at $7.625 per share; Mr. Lynch, 5,000 shares at $6.875 per share and 18,099 shares issued in the Voluntary Exchange Program at $7.625 per share; Mr. Chiavelli, 9,000 shares at $6.875 per share and 15,147 issued in the Voluntary Exchange Program at $7.625 per share; Mr. Alvarado, 6,000 shares at $6.875 per share and 10,076 shares issued in the Voluntary Exchange Program at $7.625 per share; and Mr. Schofield 7,250 shares at $6.875 per share. The restricted share value reported in the table above for Mr. Roeder for fiscal 1999 was calculated based on 50,000 shares at $12.125 per share. At December 31,

   2000, the aggregate restricted stock holdings of such persons, valued at $8.50 per share (representing the closing price on the NYSE for the Common Stock on December 31, 2000), were as follows: Mr. Roeder, 24,421 shares with an aggregate value of $207,579. Mr. Lynch, 30,349 shares with an aggregate value of $257,967; Mr. Chiavelli, 31,397 with an aggregate value of $266,874; Mr. Alvarado, 20,076 shares with an aggregate value of $170,646; and Mr. Schofield, 7,250 shares with an aggregate value of $61,625. The restricted shares described above which were issued in connection with the Voluntary Exchange Program vest over a period of three years from the date of grant. The remaining restricted share awards vest at the earlier of five
   (5) years from the date of the initial grant or when the Company's stock price appreciates 50% from the effective date of grant. If employment terminates due to normal retirement, the restricted stock will continue to vest. If employment is terminated due to voluntary resignation or involuntary termination, unvested awards will be terminated. If employment is terminated due to disability, death or early retirement, a prorated award based on service during the grant cycle will be made. Unvested restricted stock will immediately vest upon a change in control. Dividends, if any, are required to be paid on the restricted shares reported in the table above.

(5) Includes for Messrs. Roeder, Lynch, Chiavelli, Alvarado and Schofield options to purchase 50,000, 20,000, 26,000, 17,000 and 25,000 shares, respectively, granted pursuant to the Equity Compensation Plan. Also includes for Messrs. Roeder, Lynch and Chiavelli previously granted options covering 22,500, 92,500 and 28,800 shares, respectively, for which the expiration dates were extended in May 2000 for a period of five years from the original expiration date thereunder.

(6) The compensation reported represents amounts contributed by the Company under the 401(k) Savings Plan, the Supplemental Deferred Compensation Plan, deferred compensation paid to Mr. Lynch pursuant to his Deferred Compensation Agreements with the Company, and the dollar value of insurance premiums paid by the Company with respect to term life insurance and health care plans for the benefit of the named officer. In fiscal 2000, the Company changed its vacation policy to include a ceiling or maximum on vacation accrual. As a result of this change in policy, and pursuant to California law, Messrs. Lynch, Chiavelli and Alvarado received $176,550, $125,128, $57,937, respectively, as payment for the vacation days that they had already accrued in excess of the newly established ceiling. Company contributions under the 401(k) Savings Plan and the Supplemental Deferred Compensation Plan during fiscal 2000 were as follows: $2,550 for Messrs. Roeder, Lynch, Chiavelli, Alvarado and $1,034 for Mr. Schofield. Company contributions under the 401(k) Savings Plan and the Supplemental Deferred Compensation Plan during fiscal 1999 were as follows: $1,558 for Mr. Roeder, $2,400 for Messrs. Lynch, Chiavelli and Alvarado. Company contributions under the 401(k) Savings Plan and the Supplemental Deferred Compensation Plan during fiscal 1998 were as follows: $2,400 for Messrs. Lynch, Chiavelli, and $635 for Mr. Alvarado. Company payments of life and health insurance premiums during fiscal 2000 were as follows: $12,744 for Mr. Roeder, $18,853 for Mr. Lynch, $18,836 for Mr. Chiavelli, $24,449 for Mr. Alvarado and $18,778 for Mr. Schofield. Pursuant to the terms of his Deferred Compensation Agreements, for fiscal 2000, 1999 and 1998, the Company paid on behalf of Mr. Lynch deferred compensation in the amounts of $54,374, $32,614 and $28,000, respectively. During fiscal 1999, Company payments of life and health insurance premiums were as follows: $3,966 for Mr. Roeder, $10,479 for Mr. Lynch, $8,706 for Mr. Chiavelli, and $8,828 for Mr. Alvarado. Company payments of life and health insurance premiums during fiscal 1998 were as follows: $9,504 for Mr. Lynch, $9,399 for Mr. Chiavelli, and $13,867 for Mr. Alvarado. In accordance with the Roeder Employment Agreement, in 2000 Roeder received a bonus of approximately $20,756 in recognition of interest due under these two loans and the net amount of personal tax gross-up on the bonus.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                             Individual Grants
                         -------------------------------------------------------------
                         Number of                                          Grant Date
                         Securities       % of Total    Exercise             Present
                         Underlying     Options Granted  Price               Value of
                          Options       to Employees in   Per    Expiration   Stock
Name                      Granted         Fiscal Year    Share      Date    Options(3)
----                     ----------     --------------- -------- ---------- ----------
Ross E. Roeder..........   50,000(1)         3.97%       $6.875   2/15/10    $138,013
                           22,500(2)         1.79%       $10.77   6/18/06    $ 25,416
Martin A. Lynch.........   20,000(1)         1.59%       $6.875   2/15/10    $ 55,205
                           92,500(2)         7.34%       $10.77   6/18/06    $104,488
                           60,000(2)(4)      4.76%       $14.00   2/11/09    $ 33,744
Dennis L. Chiavelli.....   26,000(1)         2.06%       $6.875   2/15/10    $ 71,767
                           28,800(2)         2.29%       $10.77   6/18/06    $ 32,532
                           40,000(2)(4)      3.17%       $14.00   2/11/09    $ 22,496
Donald G. Alvarado......   17,000(1)         1.35%       $6.875   2/15/10    $ 46,924
                           30,000(2)(4)      2.38%       $14.00   2/11/09    $ 16,872
Robert J. Schofield.....   25,000(1)         1.98%       $6.875   2/15/10    $ 69,006

--------
(1) Options granted are nonqualified stock options granted under the Equity Compensation Plan, may be exercised up to ten years after the date of the grant and are subject to early termination in the event the options holder ceases to be an employee, becomes permanently disabled or dies. No option can be granted at an option price of less than the fair market value of Common Stock at the time the option is granted. For the grants made in 2000, one-fifth of the options become exercisable one year after the date of grant and each year thereafter so that 100% are exercisable five years after the date of grant. Unvested options will vest immediately upon a change in control.

(2) Options were previously granted, 100% exercisable, nonqualified stock options, under the Stock Incentive Plan. These options originally had expiration dates of either June 2001 or February 2004. In May 2000, the Company's Board of Directors authorized the extension of the expiration date of these options for a period of five years. Although these options remain 100% exercisable, they are subject to early termination in the event the option holder ceases to be an employee, becomes permanently disabled or dies.

(3) The Company used the Black-Scholes model of option valuation to determine the present values at the grant dates. The Company does not advocate or necessarily agree that the Black-Scholes model can properly determine the value of an option. Calculations for the named executive officers are based on the following assumptions: individual option terms of up to 10 years, volatility of 37.35%, no dividends, and interest rates of 4.779% for Mr. Roeder, 4.672% for Mr. Lynch, 4.701% for Mr. Chiavelli, 4.718% for Mr. Alvarado and 4.837% for Mr. Schofield, which corresponds to the weighted average of the ten year Treasury note rates with a maturity date corresponding to the option term for each of the grants. The real value of the options in this table depends upon the actual performance of the Company's stock during the applicable period and upon when they are exercised.

(4) All of these options were surrendered on December 7, 2000 pursuant to the Voluntary Exchange Program discussed above.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR END OPTION VALUES

  The following table summarizes option exercises during fiscal 2000, and the number of all options and the value of all in-the-money options held at the end of fiscal 2000, by the executive officers named in the above Summary Compensation Table.

                                                        Number of Securities
                                                       Underlying Unexercised     Value of Unexercised
                                                           Options at End        In-The-Money Options at
                         Shares Acquired    Value        of Fiscal 2000 (#)     End of Fiscal 2000 ($)(1)
Name                     on Exercise (#) Realized ($) Exercisable/Unexercisable Exercisable/Unexercisable
----                     --------------- ------------ ------------------------- -------------------------
Ross E. Roeder(2).......       -0-           -0-           160,001/124,999             $0/$81,250
Martin A. Lynch.........       -0-           -0-           105,440/ 71,760             $0/$32,500
Dennis L. Chiavelli.....       -0-           -0-            40,754/ 67,146             $0/$42,250
Donald G. Alvarado......       -0-           -0-             5,520/ 39,080             $0/$27,625
Robert J. Schofield.....       -0-           -0-                 0/ 25,000             $0/$40,625

--------
(1) Based on the market value of underlying securities at fiscal year end, less the exercise price.

(2) Mr. Roeder's options include 22,500 shares of exercisable options and 50,000 shares of total options for his service to the Company, prior to fiscal year 1999, as a non-employee director.

  Pension Plan and 401(k) Savings Plans. The following table sets forth estimated annual pension benefits under the Smart & Final Pension Plan (the "Pension Plan"), on a straight life annuity basis for representative years of service as defined in the Pension Plan. Such benefits are subject to reduction for certain prior company retirement benefit plans.

                              PENSION PLAN TABLE

                                        Estimated Annual Retirement Benefits at
                                                        Age 65
                        Final Average       For Indicated Years of Credited
Remuneration on         Earnings Based                Service(1)
which Retirement        on Each Year's  ---------------------------------------
Benefits are Based(2)  Limited Earnings   15      20      25      30      35
---------------------  ---------------- ------- ------- ------- ------- -------
$125,000..............     $125,000     $18,750 $25,000 $31,250 $37,500 $43,750
$150,000..............     $150,000     $22,500 $30,000 $37,500 $45,000 $52,500
$175,000..............     $170,000     $25,500 $34,000 $42,500 $51,000 $59,500
$200,000..............     $170,000     $25,500 $34,000 $42,500 $51,000 $59,500
$225,000..............     $170,000     $25,500 $34,000 $42,500 $51,000 $59,500
$250,000..............     $170,000     $25,500 $34,000 $42,500 $51,000 $59,500
$300,000..............     $170,000     $25,500 $34,000 $42,500 $51,000 $59,500
$350,000..............     $170,000     $25,500 $34,000 $42,500 $51,000 $59,500
$400,000..............     $170,000     $25,500 $34,000 $42,500 $51,000 $59,500
$450,000..............     $170,000     $25,500 $34,000 $42,500 $51,000 $59,500
$500,000..............     $170,000     $25,500 $34,000 $42,500 $51,000 $59,500

--------
(1) Amounts shown are for employees hired on January 1, 2001 and assume retirement at age 65 after employment for the indicated number of years. Estimated annual retirement benefits are based on the plan in effect on January 1, 2001 and assume that no other offsets or grandfathered benefits are applied.

(2) Effective in 1994, the compensation used to determine the retirement benefit could not exceed $150,000 for all years of service. This limit is adjusted annually for cost-of-living and is equal to $170,000 for 2001. For purposes of this table, it is assumed to remain at $170,000 for all future years.

  The Company maintains the Pension Plan for the benefit of all full-time employees of the Company (other than Smart & Final Foodservice, Henry Lee and certain Cash & Carry division employees who have their own employee benefit plans), who meet certain age and service requirements, to provide certain benefits in the event of normal, early or disability retirement, or death. The benefits are calculated on the basis of the participant's years of service (with years of service prior to January 1, 1992 being credited as though each year was 1.5 years) and the participant's average pay during his five highest paid consecutive years of service in the ten years prior to the date he ceases his employment, with the participant's minimum benefits being at least equal to his accrued benefit under the Company's prior pension plan. The compensation on which payments are based includes bonuses, overtime and other compensation but does not include amounts to be paid under the Pension Plan or any other employee benefit plan. A participant becomes 100% vested in his retirement benefit at the end of the fifth year of service. Under the Pension Plan, at the end of fiscal 2000, Messrs. Roeder, Lynch, Chiavelli, Alvarado and Schofield had credited approximately 2, 12, 15, 13 and 1 actual year(s) of service, respectively, and would have been entitled to minimum annual benefits of approximately $3,300, $23,805, $31,688, $24,600, and $1,700, respectively.

  The Company also maintains a defined contribution plan (the "401(k) Savings Plan") which is intended to satisfy the tax qualification requirements of
Section 401(k) of the Internal Revenue Code. All employees of the Company (other than Smart & Final Foodservice and Henry Lee employees who have their own employee benefit plans) who meet certain age and service requirements are eligible to participate in the 401(k) Savings Plan, which permits participants to contribute, for fiscal 2000, up to 15% of their compensation or $10,500, whichever was lower. The Company automatically matches 25% of each dollar contributed up to 6% of each participant's eligible compensation and may at its discretion match up to an additional 75% of each dollar contributed up to 6% of the participant's eligible compensation if the Company exceeds certain financial and profitability goals. In fiscal 2000, the Company made an additional 8% discretionary match. Participants' contributions to the 401(k) Savings Plan, which are deemed to be contributions of the Company for tax purposes, are deducted from the participants' compensation prior to the calculation of federal and state income taxes, thereby decreasing the amount of a participant's compensation subject to tax.

  Participants are currently entitled to direct their contributions to one or more of thirteen investment options. None of a participant's account balance in the 401(k) Savings Plan may be withdrawn prior to termination of employment or his attainment of age 70, whichever occurs earlier, except upon certain qualified financial hardships or through loans. Distribution of a participant's account balance, if less than $5,000, will generally be made in a lump sum payment in the year following the termination of employment. Distribution of a participant's account balance in excess of $5,000 will be made in accordance with the participant's election following the termination of employment. A participant's contributions to the 401(k) Savings Plan will vest immediately. The Company's contributions on behalf of a participant will vest at the rate of 25% per year beginning after the second year of the participant's service and will be 100% vested after five years.

  Henry Lee and Smart & Final Foodservice each maintain a defined contribution plan which is intended to satisfy the tax qualification requirements of
Section 401(k) of the Internal Revenue Code. The Henry Lee 401(k) Plan is similar to the 401(k) Savings Plan with respect to the tax advantages, loan features and hardship withdrawal provisions. The Henry Lee 401(k) Plan differs from the Company's plan in several respects. The differences include eligibility requirements, the Henry Lee automatic match of 50% of each dollar contributed up to 6% of the participant's contribution, and immediate vesting in all employer contributions. Participants are entitled to direct their contributions to eight different investment options. The Smart & Final Foodservice Plan also calls for a 50% automatic match of each dollar contributed up to 6% of the participant's contribution. There is a five year vesting schedule at a rate of 20% per year commencing the first year of eligible employment. Participants are entitled to direct their contributions to five different investment options.

  Supplemental Executive Retirement Plan. Since 1998, the Company has provided a Supplemental Executive Retirement Plan ("SERP") to certain of its key executives and other highly compensated employees which provides for a single life annuity to be payable monthly commencing at age 65 or upon the participant's early retirement or disability as those terms are defined in the SERP document. A participant may be entitled to receive benefits under the SERP in the event of a change in control of the Company. In addition, in the event the participant dies prior to his or her retirement, disability or termination of employment, his or her survivor also may be entitled to receive benefits under the SERP. The amount of the annuity benefit is determined by multiplying the standard benefit percentage assigned to each participant according to his or her title and position by the average of the final five calendar years of a participant's compensation. Participants in the SERP are selected by the Board of Directors of the Company. The SERP is administered by a third party administrator. At fiscal year end 2000, there were 19 participants in the SERP, including all of the executive officers listed above. In 2000, the SERP was amended to provide for vesting of participant benefits ratably over a period of 15 years service as a designated Company officer, with a minimum of five years service required for vesting. Prior to the amendment, benefits vested only at retirement.

  Deferred Compensation Plan. The Company also has a Supplemental Deferred Compensation Plan (the "Deferred Compensation Plan") in which certain Company employees who earned annual base compensation of at least $85,000 in 2000 are eligible to defer pre-tax up to 100% of their base compensation, cash bonus (with a minimum annual deferral of $2,500), and shares of restricted stock. Participation is voluntary on an annual basis. Deferrals are credited to a special bookkeeping account in the participant's name, and earnings on deferrals are indexed to certain investment fund options. The Company pays all benefits and costs from its general assets and, while it has created a non-qualified grantor trust whose assets will be used to pay benefits and defray expenses, the assets of the trust are subject to the claims of the Company's general creditors in the event of the Company's insolvency or bankruptcy. In general, participants will receive benefits under the Deferred Compensation Plan after retirement (with the minimum age for early retirement being 55 with ten years of service) in one of four pre-elected payment options, one lump-sum payment or a stream of five, ten or 15 annual payments. Limited withdrawals prior to retirement are permitted in accordance with the terms of the Deferred Compensation Plan. The Deferred Compensation Plan also provides additional death benefits in the event of death prior to retirement.

  Roeder Employment Agreement. In early 1999, the Company and Mr. Roeder entered into an employment agreement (the "Roeder Employment Agreement") pursuant to which Mr. Roeder has agreed to serve as Chairman and Chief Executive Officer of the Company through December 31, 2001. If, prior to December 31, 2001, either party elects not to extend the Roeder Employment Agreement through December 31, 2003, then, upon the effective date of expiration, the Company will continue to pay Mr. Roeder's base salary for a period of 24 months in accordance with its normal payroll practices and shall also pay to Mr. Roeder an amount equal to twice the average bonus paid to him for the three fiscal years ending with the date of expiration of the term and all benefits to which Mr. Roeder has a vested right, including retirement benefits and retiree medical insurance.

  Mr. Roeder's base salary is determined from time to time by the Board, but may not be less than $600,000 per year on an annualized basis. Once increased, the base salary may not be decreased. At present, his base salary is $650,000. The Roeder Employment Agreement provides that Mr. Roeder has the opportunity to earn an annual cash bonus and that the minimum target annual bonus opportunity will be at least 100% of his annual base salary. Mr. Roeder also has the opportunity to earn long-term incentive awards and participate in all Company qualified retirement plans, group term life insurance, comprehensive health and major medical insurance, short and long-term disability and all other benefits and perquisites in which other executives and employees of the Company are eligible to participate, including Supplemental Executive Retirement Plan ("SERP") benefits in an amount not less than $125,000 per year, automobile allowance, retiree medical coverage and financial planning services, all as commensurate with Mr. Roeder's position. Mr. Roeder is entitled to certain tax "gross up" benefits relating to his bonus and restricted stock awards described below. Mr. Roeder is also entitled to a minimum of five weeks paid vacation per year.

  In fiscal 2000, Mr. Roeder received a grant of 20,000 shares of restricted stock under the Equity Compensation Plan. All of these shares vested in February 2001 in accordance with the Roeder Employment Agreement. Mr. Roeder voluntarily elected, pursuant to Section 83(b) of the Internal Revenue Code of 1986, to be taxed on the fair market value of these shares on the date they were transferred to Mr. Roeder and, pursuant to the Roeder Employment Agreement, the Company contemporaneously provided Mr. Roeder with a loan in the principal amount of $61,951, evidenced by a promissory note bearing interest at 6.35%. The principal amount of the loan is equal to the amount of income and payroll taxes payable by Mr. Roeder on the compensation recognized as a result of the issue of shares of restricted stock and the Section 83(b) election. The principal amount of the note is due on December 31, 2001 or earlier, due to Mr. Roeder's death, disability, termination by the Company without cause or termination with good reason. In fiscal 1999, Mr. Roeder also made a voluntary election pursuant to Section 83(b) of the Internal Revenue Code with respect to a grant of 50,000 shares of restricted stock and, pursuant to the Roeder Employment Agreement, the Company contemporaneously provided Mr. Roeder with a loan in the principal amount of $273,149, evidenced by a promissory note bearing interest at 4.84%. In accordance with the Roeder Employment Agreement, in 2000 Roeder received a bonus of approximately $20,756 in recognition of interest due under these two loans and the net amount of personal tax gross-up on the bonus. In December 2000, Mr. Roeder received 4,421 shares of restricted stock as part of the Voluntary Exchange Program, for which Mr. Roeder surrendered approximately 15,000 stock options of approximately equal value. These shares have not vested. The Board of Directors also granted Mr. Roeder 50,000 options from the Equity Compensation Plan on February 15, 2000. These options have a ten year term and vest as follows: 16,667 shares vest on February 15, 2002; 16,667 shares vest on February 15, 2003; and the remaining 16,666 shares vest on February 15, 2004. In the event of a Change in Control, termination of the Roeder Employment Agreement due to his death or disability, a termination by the Company without cause or a termination with good reason, all outstanding options will immediately vest and remain exercisable for the two-year period following the date of termination but in no event beyond the expiration of the maximum ten year term. The Roeder Employment Agreement further provides that during its term Mr. Roeder will receive an annual grant of options in an amount at least equal to 1.5 times the number of options granted to any other executive officer of the Company. In addition, in June 1999 Mr. Roeder received a loan from the Company in the amount of $47,101, in connection with his purchase of stock in the Company's equity offering. The loan bears interest at 4.84%.

  In the event the Roeder Employment Agreement is terminated due to Mr. Roeder's retirement, death or disability, or the Company terminates his employment without cause, or Mr. Roeder terminates the Roeder Employment Agreement with good reason, as defined below, Mr. Roeder is entitled to receive his base salary for the greater of (i) the number of months remaining in the employment term under the Roeder Employment Agreement, or (ii) 12 months (the "Severance Period"). Mr. Roeder would also receive a monthly amount equal to his annual bonus target for the last Company fiscal year completed prior to the date of termination divided by 12. In addition, Mr. Roeder would continue to receive payment for continuation of his and his spouse's medical insurance coverage through COBRA for a period equal to 18 months or until Mr. Roeder were to cease to be eligible for COBRA coverage or he becomes eligible to receive comparable coverage through another employer. Mr. Roeder would also receive additional service and compensation credit under the SERP until he reaches age 65, and continued payment of financial planning services through the Severance Period, plus all other amounts in which he is vested or otherwise entitled under the Company's retirement and employee benefit plans, including retiree medical insurance coverage as described above, at the time such amounts are normally payable. For purposes of the Roeder Employment Agreement, disability generally means Mr. Roeder's inability to perform his duties due to illness or mental infirmity for a period of more than 180 consecutive days. For purposes of the Roeder Employment Agreement, "good reason" is defined as a diminution in Mr. Roeder's title and authority, relocation of the Company's principal office without his consent, the failure of the Company to pay his salary or any other material breach by the Company, or the failure of Mr. Roeder to be elected to the Board of Directors or appointed as Chairman of the Board of Directors during the employment term.

  Upon the effective date of a termination due to a Change in Control, the Company shall continue to pay Mr. Roeder (i) any accrued obligations, (ii) a lump-sum payment equal to three times his base salary then in effect and (iii) a lump-sum cash payment equal to three times the greater of (x) the highest annual bonus paid by the Company in the prior three fiscal years, or (y) his annual bonus target for the fiscal year of termination. Mr. Roeder would also receive continuation of health and welfare benefits for three years (subject to termination if Mr. Roeder obtains employment that offers substantially similar benefits) as well as three additional years of service and compensation credit under the SERP. In the event any of the payments in connection with a Change in Control cause an excise tax to be imposed on Mr. Roeder under Section 4999 of the Code, the Company shall pay Mr. Roeder in cash an additional amount such that the net amount retained by Mr. Roeder after deduction for any excise tax and any income tax and excise tax upon tax payments made by the Company, shall be equal to the amount Mr. Roeder would have retained had no such excise tax been imposed. For purposes of the Roeder Employment Agreement, the term "Change in Control" has the same definition as in the Company's Executive Severance Plan.

  The Roeder Employment Agreement also contains Mr. Roeder's covenant not to compete with the Company during the term and for the longer of twelve months following the expiration of the Roeder Employment Agreement or any period during which the amounts are paid under the Roeder Employment Agreement, and a covenant, for a period of 12 months following the expiration of the Roeder Employment Agreement, not to attempt to induce other employees of the Company to terminate employment with the Company or to interfere in a similar manner with the business of the Company.

  Lynch Employment Agreement. The Company and Mr. Lynch are parties to an employment agreement pursuant to which Mr. Lynch agreed to serve as Executive Vice President and Chief Financial Officer of the Company through March 31, 2000. In September 1999, the Company and Mr. Lynch entered into an amendment to this agreement to extend Mr. Lynch's employment to January 3, 2003 (the agreement, as amended, is referred to as the "1997 Lynch Agreement").

  Under the terms of the 1997 Lynch Agreement, Mr. Lynch's base salary is determined from time to time by the Board, but may not be less than $288,400 per year. Once increased, the base salary may not be decreased. During 2000, Mr. Lynch's base salary was increased to $335,000 per year subject to periodic adjustment and consistent with the Company's practice regarding executive officers. Mr. Lynch has the opportunity to earn an annual cash bonus with a target annual bonus of at least 60% of his annual base salary. For 2000, Mr. Lynch's actual bonus was approximately 30% of his annual base salary. Mr. Lynch also has the opportunity to earn long-term incentive awards and participate in all Company qualified retirement plans, group term life insurance, comprehensive health and major medical insurance, short and long-term disability and all other benefits and perquisites in which other executives and employees of the Company are eligible to participate. The Company will provide Mr. Lynch and his surviving spouse full retiree medical insurance for the remainder of their respective lives in the event of Mr. Lynch's termination of employment due to death, retirement, disability, involuntary termination without cause, or termination by the executive for good reason. Mr. Lynch is entitled to five weeks paid vacation per year. Under the terms of the 1997 Lynch Agreement, the minimum standard benefit payable to Mr. Lynch under the Company's Supplemental Executive Retirement Plan is not less than $175,000.

  In the event the 1997 Lynch Agreement is terminated due to Mr. Lynch's retirement, death or disability, Mr. Lynch is entitled to receive his base salary through the date of termination plus all other amounts in which he is vested or otherwise entitled under the Company's retirement and employee benefit plans, including retiree medical insurance coverage as described above. "Disability" under the 1997 Lynch Agreement is described as the inability to perform duties due to illness or mental infirmity for a period of more than 90 days in the aggregate during any 12 consecutive month period. In the event the 1997 Lynch Agreement is terminated by Mr. Lynch, the Company is required to pay to Mr. Lynch his full base salary through the effective date of termination and a prorata bonus payment based upon the level of achievement of preestablished performance goals through the effective date of termination plus all other benefits to which he has a vested right at that time.

  At all times prior to six months before the effective date of a Change in Control (as defined in the 1997 Lynch Agreement) or at any time more than two years after a Change in Control, the Company may terminate the 1997 Lynch Agreement at any time for reasons other than death, disability, retirement or for cause. Upon the effective date of such a termination, the Company shall continue to pay Mr. Lynch in equal monthly installments the greater of (i) his base salary then in effect and bonus, equal to the average bonuses paid in the prior three years plus an additional sum not to exceed $150,000 depending on the date of such termination, for the extended term of the 1997 Lynch Agreement, together with any continuation of health and welfare benefits for the remaining term, or (ii) two full years' base salary and bonus, equal to the average of bonuses paid in the prior three years, plus a two-year continuation of health and welfare benefits, and, in all cases, all other benefits to which Mr. Lynch has a vested right at the time of termination.

  If the Company terminates the 1997 Lynch Agreement for cause, the Company will pay Mr. Lynch his base salary through the effective date of termination. All other rights and benefits other than vested benefits to which Mr. Lynch would otherwise have been entitled under the 1997 Lynch Agreement will be forfeited. If Mr. Lynch terminates the 1997 Lynch Agreement at any time prior to six calendar months prior to a Change in Control, Mr. Lynch will be entitled to receive the same payments and benefits as if he had been involuntarily terminated by the Company without cause as discussed above. If Mr. Lynch terminates the 1997 Lynch Agreement for good reason within a period commencing six months before a Change in Control and ending 24 months after a Change in Control or the Company terminates Mr. Lynch's employment within such period for a reason other than cause, death, disability or retirement, Mr. Lynch will be entitled to the payments and benefits described below. For purposes of the 1997 Lynch Agreement, the term "Change in Control" means, generally, either (i) a change in the beneficial ownership of 35% or more of the Company's voting power, (ii) during any two consecutive year period there is a change in those persons constituting a majority of the Board at the beginning of such period, or (iii) a plan of complete liquidation, an agreement for the sale of substantially all the Company's assets or a merger, consolidation or reorganization of the Company involving another corporation (other than a merger, consolidation or reorganization where current stockholders obtain at least 65% of the voting power of the Company (or surviving entity)).

  In the event of a termination in connection with a Change in Control during the period described above, the Company is required to provide to Mr. Lynch the following: (i) an amount equal to three times Mr. Lynch's highest base salary, (ii) an amount equal to three times his average annual bonus earned over the three fiscal years prior to the change in control (whether or not deferred) plus an additional amount not to exceed $150,000 depending on the date of such termination, (iii) an amount equal to Mr. Lynch's unpaid base salary and accrued vacation pay, (iv) an amount equal to Mr. Lynch's unpaid targeted annual bonus, established for the plan year in which the effective date of his termination occurs, adjusted for the Company's performance through the date of termination, prorated, (v) the continuation of the welfare benefits in effect for three full years after the effective date of termination, (vi) a lump-sum cash payment of the actuarial present value equivalent of the aggregate benefits accrued by Mr. Lynch under the terms of any and all supplemental retirement plans in which he participates, (vii) a lump-sum cash payment of the entire balance of Mr. Lynch's deferred amount under the Company's non-qualified deferred compensation plans, with interest, and (viii) a lump-sum cash payment of all amounts owed to Mr. Lynch under the deferred compensation plans, with upward adjustments for deemed future service. In the event any of the payments in connection with a Change in Control cause an excise tax to be imposed on Mr. Lynch under Section 4999 of the Code, the Company will pay Mr. Lynch in cash an additional amount such that the net amount retained by Mr. Lynch after deduction for any excise tax and any income tax and excise tax upon tax payments made by the Company, will be equal to the amount Mr. Lynch would have retained had no such excise tax been imposed.

  The 1997 Lynch Agreement also contains Mr. Lynch's covenant not to compete with the Company during the term and for the longer of twelve months following the expiration of the 1997 Lynch Agreement or any period during which the amounts are paid under the 1997 Lynch Agreement, and a covenant, for a period of 24 months following the expiration of the 1997 Lynch Agreement, not to attempt to induce other employees of the Company to terminate employment with the Company or to interfere in a similar manner with the business of the Company. The Company and Mr. Lynch are also parties to two deferred compensation agreements, whereby the Company agrees, among other things, during the term of Mr. Lynch's employment, to defer an annual amount equal to an aggregate of 10% of his compensation (as defined). Payment of amounts due under the deferred compensation agreement are subject to forfeiture in the event that Mr. Lynch's employment is terminated by the Company for cause. In fiscal 2000, amounts that the Company had previously accrued on behalf of Mr. Lynch in connection with these deferred compensation agreements were transferred into an account for Mr. Lynch in the Company's Supplemental Deferred Compensation Plan, and future contributions required under the deferred compensation agreements will also be paid to that Plan.

  On April 5, 2001 the Company announced that Mr. Lynch will retire as Chief Financial Officer of the Company and from all other executive positions with the Company and its subsidiaries as of May 23,

2001. The Company and Mr. Lynch intend to enter into a further amendment to the 1997 Lynch Agreement whereby Mr. Lynch would continue service with the Company on a consulting basis for a period of approximately two years commencing June 1, 2001, at the end of which period Mr. Lynch will retire from the Company. The specific terms of such amendment to the 1997 Lynch Agreement and of the consulting agreement have not been finalized.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company's executive officers and directors and persons who own more than ten percent of the Company's Common Stock timely file initial reports of ownership of the Company's Common Stock and other equity securities and reports of changes in such ownership with the Securities and Exchange Commission and the New York Stock Exchange. The Company has instituted procedures to receive and review such reports. Based solely on a review of such reports, the Company believes that all required reports have been timely filed with the exception of one report for Mr. Duge regarding a grant of options, an amended report for each of Messrs. Alvarado, Bouchut, Chiavelli, Crull, Gold, Lynch, McLaughlin, Plaskett, Roeder and Ms. Mullins regarding the extension of the expiration date of previously granted options, and an amended report for each of Messrs. Bouchut, Couvreux, Crull, Gold, Guichard, McLaughlin, Ornstein, Plaskett, Snollaerts regarding a grant of options.

Security Ownership of Certain Beneficial Owners and Management

  The following table sets forth information regarding the ownership of the Company's Common Stock as of March 30, 2001 by: (i) each person known to the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock; (ii) each director and nominee for director of the Company; (iii) each executive officer named in the Summary Compensation Table; and (iv) all directors and executive officers of the Company and its subsidiaries as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.

                                                            Number of
                                                              Shares    Percent
                                                           Beneficially   of
                           Name                               Owned      Class
                           ----                            ------------ -------
Casino Guichard-Perrachon S.A.(1).........................  17,584,060     60%
Baron Capital Group, Inc.(2)..............................   5,814,947   19.9%
Ross E. Roeder(4).........................................     254,095      *
Martin A. Lynch(4)........................................     179,138      *
Dennis L. Chiavelli (4)...................................     115,140      *
David J. McLaughlin(3)(4).................................      47,574      *
James S. Gold(4)..........................................      44,175      *
Donald G. Alvarado(4).....................................      35,829      *
Timm F. Crull(4)(5).......................................      29,063      *
Thomas G. Plaskett(4).....................................      24,497      *
Etienne Snollaerts(4).....................................      18,813      *
Christian P. Couvreux(4)..................................      18,511      *
Pierre B. Bouchut(4)......................................      17,497      *
Antoine Guichard(4).......................................      13,647      *
Joel-Andre Ornstein(4)....................................      11,291      *
Robert J. Schofield.......................................       7,250      *
All directors and executive officers as a group (19
 persons)(4)..............................................     909,991    3.1%

--------
 * Less than 1%.

(1) Casino Guichard-Perrachon S.A. ("Casino France"), as the owner of approximately 99% of the capital stock of Casino USA, may be deemed to beneficially own such shares. The address of Casino USA is 600 Citadel Drive, Commerce, California 90040, and the address of Casino France is 24, rue de la Montat, 42008 St.-Etienne Cedex 2, France. Rallye, a publicly traded French joint stock corporation, holds more than 50% of the voting interest in Casino France. Mr. Jean-Charles Naouri, through intermediary companies, indirectly controls more than 50% of the voting interest in Rallye. This note (1) is based on Amendment No. 5 to Schedule 13D ("Amendment No. 5") filed by Casino USA on May 25, 2000 and prior reports, and on information provided to the Company by Casino France.

(2) All information with respect to Baron Capital Group, Inc. ("BCG"), a holding company controlled by Ronald Baron, is based solely on Amendment No. 13 to Schedule 13D filed on August 8, 2000, by BCG. Mr. Baron has sole voting and dispositive power over 19,300 shares held by him personally (or approximately .06% of the outstanding shares) and shared voting and dispositive power over 5,814,947 shares (or 19.9% of the outstanding shares). Of the 5,814,947 shares, (a) 3,353,739 shares are held for the account of BAMCO, Inc. ("BAMCO"), a registered investment advisor controlled by Mr. Baron, and of this amount 2,638,300 are held for the account of Baron Asset Fund ("BAF"), a registered investment company advised by BAMCO, Inc., and (b) 2,461,208 shares are held for the accounts of investment advisory clients of Baron Capital Management, Inc. ("BCM"), a registered investment company controlled by Mr. Baron. The address for BCG, BAMCO, BAF and BCM is 767 Fifth Avenue, 24th Floor, New York, New York 10153.

(3) Includes shares held in profit sharing or IRA accounts for the benefit of the named individual or members of his immediate family.

(4) Includes shares which such persons have the right to acquire within 60 days pursuant to the exercise of outstanding stock options. These stock options include 12,940 options attributable to Mr. Lynch; 4,167 options attributable to Mr. Roeder; 8,620 options attributable to Mr. Chiavelli; 5,520 options attributable to Mr. Alvarado; 4,167 options each attributable to Messrs. Bouchut, Couvreux, Crull, Gold, Guichard, McLaughlin, Plaskett and Snollaerts; 7,500 options attributable to Mr. Ornstein. An additional 8,160 options will vest within 60 days for the remaining unnamed executive officers as a group. This amount also includes restricted shares that the directors and/or executive officers may have deferred under the Directors Deferred Compensation Plan or the Deferred Compensation Plan.

(5) Shares held in family trust.

  PROPOSAL TO APPROVE THE AMENDMENT OF THE LONG-TERM EQUITY COMPENSATION PLAN TO INCREASE THE NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK FOR WHICH OPTIONS, RESTRICTED STOCK AWARDS AND PERFORMANCE UNITS OR PERFORMANCE SHARES MAY BE AWARDED AND TO EXTEND THE EXPIRATION DATE OF THE PLAN TO DECEMBER 31, 2010

  At the Annual Meeting there will be submitted to the stockholders, a proposal to amend the Company's Long-Term Equity Compensation Plan ("Equity Compensation Plan") to increase the number of shares for which options, restricted stock awards, performance units and/or performance shares may be awarded from 2,470,000 to 3,600,000 shares and to extend the expiration of this plan from December 31, 2006 to December 31, 2010. On February 20, 2001, the Board of Directors approved the proposed amendment to the Equity Compensation Plan, subject to stockholder approval. If the proposed amendment is not approved by the Company's stockholders, it is automatically null and void. The Board of Directors approved the Equity Compensation Plan in February 1997 and the stockholders adopted the Equity Compensation Plan in May 1997. The Equity Compensation Plan was amended by the Board and the stockholders in 1999 to increase the number of shares covered thereby to 2,470,000 and by the Board in 2000 to clarify that the Equity Compensation Plan permitted the grant of restricted stock awards to non-employee directors.

  The Stock Incentive Plan will expire in June 2001 and the Company has decided not to make any further awards under this plan. The Company together with the Board has determined that it does not want to increase the aggregate number of shares available for grant under both the Stock Incentive Plan and the Equity Compensation Plan. Thus, the Board decided to submit to the stockholders this proposal to amend the Company's Equity Compensation Plan to increase the amount of shares available for grant by slightly less than the shares that would be expected to be available under the Stock Incentive Plan.

  The Board of Directors believes that, among other things, stock-based plans such as the Equity Compensation Plan and the Company's Stock Incentive Plan help optimize profitability and growth of the Company through incentives designed to link the interests of the participants with those of the Company's stockholders and provide flexibility to the Company in its ability to attract and retain the services of participants who will make contributions to the success of the Company. However, with the Stock Incentive Plan expiring in June 2001 and as of February 2001 only approximately 350,000 shares remaining available under the Equity Compensation Plan, the Board concluded that the number of shares remaining available for grant was insufficient to accomplish these purposes. Accordingly, on February 20, 2001, the Board of Directors determined to amend the Equity Compensation Plan to increase the shares available thereunder rather than extend the expiration of the Stock Incentive Plan because the Board believes that the Equity Compensation Plan is better suited to all different types of incentive programs as it allows for a variety of awards. The Board further concluded that, since the number of shares under the Equity Compensation Plan was being increased, there should be additional time within which to grant awards covering those shares. Thus, the Board is seeking stockholder approval to increase by 1,130,000 shares the number of shares available for awards under the Equity Compensation Plan and to extend the expiration of the Equity Compensation Plan to December 31, 2010 in order to allow the Company additional time to utilize this important aspect of the Company's incentive program.

  As of April 6, 2001, under the Equity Compensation Plan, options to purchase an aggregate of 1,668,862 shares of its Common Stock were outstanding, and restricted stock awards totaling approximately 350,129 shares have been granted, including shares granted pursuant to participation in the Voluntary Exchange Program. Of these restricted shares, grants have been made to 16 company officers (including all executive officers) and to 5 non-employee directors. In March 2001, 61,850 of the total restricted shares vested in 15 company officers (including all but one executive officer) as a result of a certain share price objective being met. In February 2000 and 2001, 50,000 and 20,000 restricted shares respectively vested in Mr. Roeder according to the terms of his Employment Agreement. There are approximately 451,009 shares of Common Stock available for future awards under the Equity Compensation Plan as of April 6, 2001. Also as of April 6, 2001, options to purchase an aggregate of approximately 835,431 shares of common stock were outstanding under the Company's Stock Incentive Plan, and there were approximately 890,993 shares of common stock available for future awards under the Stock Incentive Plan. Certain information regarding options and restricted stock awards granted to the executive officers named in the Summary Compensation Table and to certain non-employee directors is set forth under "Executive Compensation" and "Election of Directors--Compensation of Directors" above.

  The following summary of certain principal features of the Equity Compensation Plan is qualified in its entirety by the complete text of the Equity Compensation Plan, as amended and as proposed to be amended. As of March 30, 2001, the closing price of a share of the Company's common stock as reported on the New York Stock Exchange composite-transactions report was $10.05.

  Purpose. The Equity Compensation Plan is intended to (i) optimize the profitability and growth of the Company through incentives which are consistent with the Company's goals and which link the personal interests of Participants to those of the Company's stockholders, (ii) provide Participants with an incentive for excellence in individual performance, (iii) promote team work among Participants, and (iv) provide flexibility to the Company in its ability to motivate, attract and retain the services of Participants to make significant contributions to the Company's success and to allow Participants to share in the success of the Company.

  General. The Equity Compensation Plan permits the granting of Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Performance Units and Performance Shares to eligible participants. The total number of Shares of the Company's common stock available for Awards to be granted under the Equity

Compensation Plan is currently 2,470,000 shares. In the event that options granted under the Equity Compensation Plan terminate or expire without being exercised, shares not purchased under such lapsed options will again become generally available to be issued on the exercise of additional options granted under the Equity Compensation Plan.

  Administration of the Equity Compensation Plan. The Equity Compensation Plan is administered by the Compensation Committee of the Company's Board of Directors. The Equity Compensation Plan does not require that the Committee members must qualify as "disinterested persons" under Rule 16b-3 under the Securities Exchange Act of 1934 ("Rule 16b-3"), or as "outside directors" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Equity Compensation Plan does require, however, in general terms,
(i) that at all times when Code Section 162(m) is applicable, all Awards granted under the Equity Compensation Plan shall comply with the requirements of Code Section 162(m) unless the Committee determines that such compliance is not desired with respect to any Award, and (ii) with respect to "Insiders," that transactions under the Equity Compensation Plan are intended to comply with all applicable conditions of Rule 16b-3. Subject to the terms of the Equity Compensation Plan, the Committee has the full power to select employees to participate in the Equity Compensation Plan, determine the sizes and types of Awards, determine the terms and conditions of Awards, construe and interpret the Equity Compensation Plan and any agreement entered into under the Plan, establish, amend or waive any rules and regulations for the Equity Compensation Plan's administration and, amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee. The Committee also has the discretion for making any adjustments in Awards, the Shares available for Awards and the numerical limitation for Awards to reflect any transactions such as stock splits or any merger or reorganization of the Company. The Board of Directors may amend or terminate the Equity Compensation Plan at any time and for any reason but, as required under Rule 16b-3, certain material amendments to the Equity Compensation Plan must be approved by the stockholders.

  Eligibility to Receive Awards. Any full-time active employee of the Company and its subsidiaries is eligible to be selected to receive one or more Awards. The Company and its subsidiaries currently have approximately 5,640 employees. The actual number of employees who will receive Awards under the Equity Compensation Plan cannot be determined because eligibility for participation in the Equity Compensation Plan is in the discretion of the Committee. Employee directors are also eligible for Awards under the Equity Compensation Plan and non-employee directors are eligible to receive restricted stock awards.

  Options. The Committee may grant Nonqualified Stock Options and/or Incentive Stock Options (which are entitled to favorable tax treatment.) The number of shares covered by each option will be determined by the Committee, but during any fiscal year of the Company, no participant may be granted options for more than 100,000 shares. The price of the shares of the Company's common stock subject to each option is set by the Committee but cannot be less than 100% of the fair market value (determined on the date of grant) of the shares covered by the option. The option price of each option must be paid in full at the time of exercise. The Committee may permit the option price to be paid in cash or through the tender of shares of the Company's common stock already owned by the Participant, or by a combination of cash and shares. The Committee may also allow the cashless exercise of an option as permitted under the Federal Reserve Board's Regulation T, subject to applicable securities law restrictions or by any other means the Committee determines to be consistent with the Equity Compensation Plan's purposes and applicable law. Options become exercisable and terminate at the times and on the terms established by the Committee, but options generally shall not be exercisable later than the 10th anniversary date of the grant.

  Stock Appreciation Rights. Stock Appreciation Rights ("SARs") may be granted as a separate award or together with an option. Upon exercise of a SAR, the participant will receive a payment from the Company equal to (1) the difference between the fair market value of a share on the date of exercise over the grant price multiplied by (2) the number of shares with respect to which the SAR exercised. The grant price of a free standing SAR equals the fair market value of a share on the date of grant of the SAR. The grant price of a

Tandem SAR equals the option price of the related option. SARs may be paid in cash or shares of the Company's common stock, as determined by the Committee. The number of shares covered by each SAR will be determined by the Committee, but during any fiscal year of the Company, no participant may be granted SARs for more than 100,000 shares. The Committee also determines the other terms and conditions of each SAR. SARs expire at the same times established by the Committee but subject to the maximum time limits as are applicable to options granted under the Equity Compensation Plan.

  Restricted Stock Awards. Restricted Stock Awards are shares of the Company's common stock which vest in accordance with terms established by the Committee in it discretion. For example, the Committee may provide the Restricted Stock will vest only if one or more performance goals are satisfied and/or only if the participant remains employed with the Company for a specified period of time. Any performance measures may by applied on a Company-wide basis or an individual unit basis, as deemed appropriate in light of the participant's specific responsibilities. The number of shares covered by each Award of Restricted Stock will be determined by the Committee, but during any fiscal year of the Company no participant may be granted Restricted Stock for more than 100,000 shares.

  Performance Units and Performance Shares. Performance Units and Performance Shares are amounts credited to a bookkeeping account established for the participant. A Performance Unit has an initial value that is established by the Committee at the time of its grant. A Performance Share has an initial value equal to the fair market value of a share of the Company's common stock on the date of grant. Whether a Performance Unit or Performance Share actually will result in a payment to a participant will depend upon the extent to which performance goals established by the Committee are satisfied. Performance measures may be chosen from among profits, net income (before or after tax), share price, earnings per share, return on assets, return on equity, operating income, return on capital, return on investment, shareholder return, sales, customer service, employee satisfaction or economic value added. The applicable performance goals (and all other terms and conditions of an award of Performance Units or Performance Shares) will be determined in the discretion of the Committee. After a Performance Unit or Performance Share has vested (that is, after the applicable performance goal or goals have been achieved), the participant will be entitled to a payout of cash and/or common stock, as determined by the Committee not to exceed $2,000,000 for any one participant in any fiscal year.

  Non-transferability of Awards. Awards granted under the Equity Compensation Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than (except in the case of Restricted Stock) by will or by the applicable laws of dissent and distribution, provided that in the discretion of the Committee, a participant's award agreement (except in the case of an Incentive Stock Option) may provide otherwise.

  Change in Control. On the occurrence of a change in control, all options and SARs granted become immediately exercisable, any restriction periods and restrictions imposed on Restricted Stock lapse and all target pay-out opportunities attainable under all outstanding awards or restricted stock, Performance Units and Performance Shares shall be deemed to have been fully earned for the entire performance period as of the effective date in a change in control. In addition, the vesting of all awards denominated in shares shall accelerate as of the effective date of a change in control and certain cash payments shall be made to participants, with respect to the assumed achievement of performance goals, on a prorata basis. For purposes of the Equity Compensation Plan, a "Change in Control" means generally, either (1) any person acquires beneficial ownership of more than 35% of the Company's voting power, (2) during any two consecutive year period there is a change in those persons constituting a majority of the Board at the beginning of such period, or (3) a plan of complete liquidation, an agreement for the sale of substantially all the Company's assets or a merger, consolidation or reorganization of the Company involving current stockholders obtain at least 65% of the voting power of the Company (or surviving entity).

  Tax Aspects. Based on management's understanding of current federal income tax laws, the tax consequences of the grant of Awards under the Equity Compensation Plan are as follows:

  A recipient of an option or SAR granted under the Equity Compensation Plan will not have taxable income at the time of grant. Upon exercise of a Nonqualified stock option or SAR, the participant generally must recognize as taxable ordinary income an amount equal to the fair market value on the date of exercise of the shares exercised minus the option price or grant price. Any gain or loss recognized upon any later sale or other disposition of the acquired shares generally will be capital gain or loss.

  Upon exercise of an Incentive Stock Option, the participant generally will not be required to recognize any taxable income on account of the exercise. Upon a later sale or other disposition of the shares, the participant must recognize long-term capital gain or ordinary income, depending on the length of time the participant has held the shares prior to sale.

  A participant who receives restricted stock or Performance Units or Performance Shares will not recognize taxable income upon receipt, but instead will recognize ordinary income when the shares or units vest. Alternatively, the participant may elect under Section 83(b) of the Internal Revenue Code to be taxed at the time of receipt of the restricted stock or Performance Units or Performance Shares. If the restricted stock or Performance Units or Performance Shares are subsequently forfeited, the participant is not entitled to a deduction for the loss. However, if the participant holds the restricted stock, Performance Units or Performance Shares until after the shares vest and subsequently sells the shares upon vesting, the gain will be taxed as a capital gain as opposed to ordinary income. In all cases, the amount of ordinary income recognized by the participant will be equal to the fair market value of the shares at the time income is recognized, minus the amount, if any, paid for the shares.

  Any taxes required to be withheld must be paid by the participant at the time of exercise. With respect to withholding required upon exercise of options, participants may elect, subject to the approval of the Committee, to satisfy tax withholding requirements in whole or in part, by having the Company withhold shares having a fair market value on the date that the tax is determined equal to the minimum statutory total tax which could be imposed on the transaction.

  The Company generally will be entitled to a tax deduction in connection with an award made under the Equity Compensation Plan only to the extent that the participant recognizes ordinary income from the award. Section 162(m) of the Code contains special rules regarding the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and to each of the four most highly compensated executive officers.

  The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1million or qualifies for the Performance-Based Exception under Section 162(m). The Equity Compensation Plan has been designed so that the Committee, in its discretion, may in the future make grants of options and SARs which will qualify as Performance Based Compensation under Section 162(m).

  The proposed amendment to the Equity Compensation Plan requires the approval of the affirmative vote of a majority of the outstanding shares of Common Stock present (in person or by proxy) and entitled to vote at the Annual Meeting. Abstentions and broker non-votes are counted in determining the total number of shares present at the Annual Meeting and thus have the effect of a vote against the proposal.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSED AMENDMENT TO THE EQUITY COMPENSATION PLAN.

                             SELECTION OF AUDITORS

  The Board of Directors of the Company has appointed Arthur Andersen LLP, independent public accountants, as auditors of the Company for the fiscal year ending December 30, 2001, and has further directed that management submit the selection of auditors for ratification by the stockholders at the Annual Meeting. Ratification of the selection of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 30, 2001 will require the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting. Abstentions and broker non-votes are counted in determining the total number of shares present at the Annual Meeting and thus have the effect of a vote against the proposal. If the selection is not ratified, the Board will select other independent accountants. Arthur Andersen LLP has audited the Company's financial statements for the past fourteen years. This firm will have a representative at the Annual Meeting, who will have an opportunity to make a statement, if the representative so desires, and will be available to respond to appropriate questions.

Audit Fees

  The aggregate fees billed by Arthur Andersen LLP for professional services rendered for the audit of the Company's financial statements for the fiscal year ended December 31, 2000 and for the reviews of the financial statements included in the Company's Form 10-Qs for that fiscal year were $440,000.

Financial Information Systems Design and Implementation Fees

  The Company was not billed any fees for professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X rendered by Arthur Andersen LLP for the fiscal year ended December 31, 2000.

All Other Fees

  The aggregate fees billed for services rendered by Arthur Andersen LLP, other than the services described above under the headings "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for the fiscal year ended December 31, 2000 were $190,000.

  The Audit Committee has considered whether the provision of services other than those described above under the heading "Audit Fees" are compatible with maintaining the independence of the Company's principal accountants.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS FOR THE COMPANY'S FISCAL YEAR ENDING DECEMBER 30, 2001.

                                 ANNUAL REPORT

  The Company's Annual Report to Stockholders for fiscal year 2000 is being mailed to all stockholders. Any stockholder who has not received a copy may obtain one by writing to the Company.

  THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K, FOR THE YEAR ENDED DECEMBER 31, 2000 (EXCLUSIVE OF EXHIBITS THERETO), FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, UPON REQUEST OF ANY PERSON WHO WAS A HOLDER OF RECORD, OR WHO REPRESENTS IN GOOD FAITH THAT HE OR SHE WAS A BENEFICIAL OWNER, OF COMMON STOCK ON MARCH 30, 2001. ANY SUCH REQUEST SHALL BE IN WRITING AND ADDRESSED TO THE SECRETARY OF THE COMPANY, 600 CITADEL DRIVE, COMMERCE, CALIFORNIA 90040, TELEPHONE NUMBER (323) 869-7500.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

  The Company's Bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate directors at an annual or special meeting of stockholders, must provide timely notice thereof in writing. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company (i) in the case of an annual meeting that is called for a date that is within 30 days before or after the anniversary date of the immediately preceding annual meeting of stockholders, not less than 60 days nor more than 90 days prior to such anniversary date and (ii) in the case of an annual meeting that is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting, or in the case of a special meeting of stockholders, not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. The Bylaws also specify certain requirements for a stockholder's notice to be in proper written form. If the Company does not receive timely notice of any such proposed business, the proxy holders may exercise discretionary authority with respect to that proposal. If the Company does receive timely notice of any such proposed business, the proxy holders may exercise discretionary authority with respect to that proposal but only to the extent permitted by the regulations of the Securities and Exchange Commission.

  A proposal by a stockholder intended to be presented at the 2002 Annual Meeting must be received by the Company at its principal executive offices by December 11, 2001, to be included in the Proxy Statement for that Meeting, and all other conditions for such inclusion must be satisfied.

                                 OTHER MATTERS

  The Company knows of no other matters to be brought before the Annual Meeting. However, if any other matters are properly presented for action, the persons named in the accompanying proxy intend to vote on such matter in their discretion.

                            SOLICITATION OF PROXIES

  The cost of this solicitation of proxies will be borne by the Company. Solicitations will be made by mail, telephone or telegram and personally by directors, officers and other employees of the Company, but such persons will not receive any compensation for such services over and above their regular salaries. The Company will reimburse brokers, banks, custodians, nominees and fiduciaries holding stock in their names or in the names of their nominees for their reasonable charges and expenses in forwarding proxies and proxy material to the beneficial owners of such stock.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Donald G. Alvarado
                                          Secretary

April 17, 2001

                                                                     APPENDIX A

                                AUDIT COMMITTEE

                   BOARD OF DIRECTORS OF SMART & FINAL INC.

                                    CHARTER

A. Authority

  1. The Board of Directors has established the Audit Committee (the Committee) with oversight responsibilities as described in this Charter or as additionally requested by the Board.

  2. The Charter should be reviewed periodically by the Committee and revised as necessary, in response to the Company's needs.

  3. The Committee is empowered to retain persons having special competence as necessary to assist the Committee in fulfilling its responsibilities with concurrence of the Board.

B. Membership

  1. Consistent with NYSE requirements, the Committee will consist of at least three directors, each with no management responsibilities or business relationships with the Company or its major shareholder, Casino Guichard-Perrachon, S.A., and its affiliates.

  2. The Chairman shall be designated by the Board of Directors.

C. Term of Office

  1. Rotation of members will be at the discretion of the Board of Directors and arranged to maintain continuity and fresh perspectives.

D. Reporting and Communications

  1. The Committee Chairman shall report the Committee's activities to the full Board of Directors on a regular and timely basis.

  2. The Committee shall have free and open lines of communication with the independent and internal auditors, as well as prompt and unrestricted access to management and all relevant information.

E. Meetings

  1. The Committee will meet at least three times a year on a regular basis and additionally as circumstances require. If necessary, meetings may be conducted telephonically.

  2. Meetings will include private sessions with the internal and independent auditors.

  3. One meeting will be held prior to commencement of the audit to review the independence of the audit firm, the scope and fees of the audit and to clarify expectations. (Exhibit A)

  4. One meeting will be held near completion of the audit to review the independence of the audit firm, the scope and fees of the audit and to clarify expectations. (Exhibit A)

F. Responsibilities of the Audit Committee

  1. Monitor the Company's financial organization and system of internal controls.

    a. Evaluate auditor recommendations and management's response.

    b. Assess the competence of the financial management organization.

  2. Oversight of the Company's financial reporting.

    a. Review and approve the company's annual financial statements and Form 10-K prior to release.

    b. Review and discuss appropriate matters. (see Exhibit B)

  3. Monitor the engagement of the independent auditor and the effectiveness of the firm in carrying out its audit responsibilities.

    a. Clarify expectations annually. (see Exhibit A)

    b. Review and discuss appropriate matters. (see Exhibit B)

  4. Review the resources, qualifications, plans and activities of the internal audit function and its effectiveness.

  5. Other oversight functions as requested as requested by the Board.

    a. Periodically review with management procedures and processes in place to emphasize a high degree of ethical behavior.

    b. Judge the nature of the intercompany transactions between the Company and its affiliates and related parties and evaluate the appropriateness of the related financial reporting and disclosures.

    c. Review technology systems and the Company's use of technology to more effectively manage the business.

    d. Periodically receive reports on the administration of the Company's pension and 401(k) plans.

                                                                      EXHIBIT A

                         AUDIT COMMITTEE EXPECTATIONS

                           TO BE CLARIFIED ANNUALLY

  1. The independent auditor understands its client is the Board of Directors, as the shareholders representative.

  2. Financial management and the independent auditor will perform a timely analysis of significant financial reporting issues and practices.

  3. Financial management and the independent auditor will discuss with the audit committee their qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosure practices used or proposed to be adopted by the Company and, particularly, about the degree of aggressiveness or conservatism of its accounting principles and underlying estimates.

  4. The independent auditor will be available to the Board of Directors at least annually to help provide a basis for the Board to recommend to shareholders the appointment of the auditor or ratification of the Board's selection of the auditor.

  5. Financial management will advise the Committee on a timely basis if and when it seeks a second opinion on significant accounting issues or has a disagreement with the independent auditor which would require public reporting in the event of an auditor change.

  6. The committee will maintain open lines of communication with the independent auditor, the chief accounting and financial officers, and any internal audit director.

                                                                      EXHIBIT B

                                AUDIT COMMITTEE

                DISCUSSION TOPICS WITH THE INDEPENDENT AUDITOR

1. Accounting Principles and Disclosures

  a. The auditor's independent qualitative judgments about the appropriateness, not just the acceptability, of the accounting principles and the clarity of the financial disclosure practices used or proposed to be adopted by the Company.

  b. The auditor's views about whether management's choices of accounting principles are conservative, moderate, or extreme from the perspective of income, asset, and liability recognition, and whether those principles are common practices or are minority practices.

  c. The auditor's reasoning in determining the appropriateness of changes in accounting principles and disclosure practices.

  d. The auditor's reasoning in determining the appropriateness of changes in accounting principles and disclosure practices adopted by management for new transactions or events.

  e. The auditor's reasoning in accepting or questioning significant estimates made by management.

  f. The auditor's views about how the Company's choices of accounting principles and disclosure practices may affect shareholders and public views and attitudes about the company.

2. Internal Control System Matters

  a. Independent auditor's recommendations.

  b. Management's response and resulting actions.

  c. Discussion of specific matters as requested or appropriate.

3. Audit Scope and Audit Independence

  a. Adequacy of the independent auditor's scope, approach and reports.

  b. The nature and extent of advisory services provided by the audit form and consideration of any impact on auditor independence.

  c. Unusual pressures or other matters which could impair auditor independence.

4. Other Matters as Appropriate

                                                                     APPENDIX B

                              SMART & FINAL INC.

                      LONG-TERM EQUITY COMPENSATION PLAN

ARTICLE 1. ESTABLISHMENT, OBJECTIVES, AND DURATION

  1.1. Establishment of the Plan. Smart & Final Inc., a Delaware corporation (hereinafter referred to as the "Company"), hereby establishes an incentive compensation plan to be known as the "Smart & Final Inc. Long-Term Equity Compensation Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares and Performance Units.

  The Plan shall become effective as of February 21, 1997 (the "Effective Date") and shall remain in effect as provided in Section 1.3 hereof.

  1.2. Objectives of the Plan. The objectives of the Plan are to optimize the profitability and growth of the Company through incentives which are consistent with the Company's goals and which link the personal interests of Participants to those of the Company's stockholders; to provide Participants with an incentive for excellence in individual performance; and to promote teamwork among Participants.

  The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company's success and to allow Participants to share in the success of the Company.

  1.3. Duration of the Plan. The Plan shall commence on the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 15 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Award be granted under the Plan on or after December 31, 2006.

ARTICLE 2. DEFINITIONS

  Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

  2.1. "Award" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares or Performance Units.

  2.2. "Award Agreement" means an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Awards granted under this Plan.

  2.3. "Beneficial Owner" or "Beneficial Ownership" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

  2.4. "Board" or "Board of Directors" means the Board of Directors of the Company.

  2.5. "Change in Control" of the Company shall be deemed to have occurred (as of a particular day, as specified by the Board) upon the occurrence of any event described in this Section 2.5 as constituting a Change in Control.

  A Change in Control will be deemed to have occurred as of the first day any one (1) or more of the following paragraphs shall have been satisfied:

  (a) Any Person (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the Beneficial Owner, directly or indirectly, of securities of the Company, representing more than thirty-five percent (35%) of the combined voting power of the Company's then outstanding securities; or

  (b) During any period of two (2) consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board (and any new Director, whose election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was so approved), cease for any reason to constitute a majority thereof; or

  (c) The stockholders of the Company approve: (i) a plan of complete liquidation of the Company; or (ii) an agreement for the sale or disposition of all or substantially all the Company's assets; or (iii) a merger, consolidation, or reorganization of the Company with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least sixty-five percent (65%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.

  However, in no event shall a Change in Control be deemed to have occurred, with respect to a Participant, if that Participant is part of a purchasing group which consummates the Change-in-Control transaction. The Participant shall be deemed "part of a purchasing group" for purposes of the preceding sentence if the Participant is an equity participant or has agreed to become an equity participant in the purchasing company or group (except for (i) passive ownership of less than three percent (3%) of the voting equity securities of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group which is otherwise deemed not to be significant, as determined prior to the Change in Control by a majority of the continuing Nonemployee Directors).

  2.6. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

  2.7. "Committee" means the Compensation Committee of the Board, as specified in Article 3 herein, or such other Committee appointed by the Board to administer the Plan with respect to grants of Awards.

  2.8. "Company" means Smart & Final Inc., a Delaware corporation, including any and all Subsidiaries, and any successor thereto as provided in Article 18 herein.

  2.9. "Director" means any individual who is a member of the Board of Directors of the Company.

  2.10. "Disability" shall have the meaning ascribed to such term in the Participant's governing long-term disability plan, or if no such plan exists, at the discretion of the Committee.

  2.11. "Effective Date" shall have the meaning ascribed to such term in
Section 1.1 hereof.

  2.12. "Employee" means any full-time, active employee of the Company. Directors who are not employed by the Company shall not be considered Employees under this Plan.

  2.13. "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

  2.14. "Fair Market Value" shall be determined on the basis of the closing sale price on the principal securities exchange on which the Shares are traded or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported.

  2.15. "Freestanding SAR" means an SAR that is granted independently of any Options, as described in Article 7 herein.

  2.16. "Incentive Stock Option" or "ISO" means an option to purchase Shares granted under Article 6 herein and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code Section 422.

  2.17. "Insider" shall mean an individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

  2.18. "Named Executive Officer" means a Participant who, as of the date of vesting and/or payout of an Award, as applicable, is one of the group of "covered employees," as defined in the regulations promulgated under Code
Section 162(m), or any successor statute.

  2.19. "Nonemployee Director" means an individual who is a member of the Board of Directors of the Company but who is not an Employee of the Company.

  2.20. "Nonqualified Stock Option" or "NQSO" means an option to purchase Shares granted under Article 6 herein and which is not intended to meet the requirements of Code Section 422.

  2.21. "Option" means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.

  2.22. "Option Price" or "Exercise Price" means the price at which a Share may be purchased by a Participant pursuant to an Option.

  2.23. "Participant" means an Employee who has outstanding an Award granted under the Plan. The term "Participant" shall not include Nonemployee Directors.

  2.24. "Performance-Based Exception" means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

  2.25. "Performance Share" means an Award granted to a Participant, as described in Article 9 herein.

  2.26. "Performance Unit" means an Award granted to a Participant, as described in Article 9 herein.

  2.27. "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, at its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Article 8 herein.

  2.28. "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

  2.29. "Restricted Stock" means an Award granted to a Participant pursuant to
Article 8 herein.

  2.30. "Retirement" shall have the meaning ascribed to such term in the Company's tax-qualified retirement plan.

  2.31. "Shares" means the shares of common stock of the Company.

  2.32. "Stock Appreciation Right" or "SAR" means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to the terms of Article 7 herein.

  2.33. "Subsidiary" means any corporation, partnership, joint venture, or other entity in which the Company has a majority voting interest (including all division, affiliates, and related entities).

  2.34. "Tandem SAR" means an SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

ARTICLE 3. ADMINISTRATION

  3.1. The Committee. The Plan shall be administered by the Compensation Committee of the Board, or by any other Committee appointed by the Board. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

  3.2. Authority of the Committee. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Committee shall have full power to select Employees who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan as they apply to Employees; establish, amend, or waive rules and regulations for the Plan's administration as they apply to Employees; and (subject to the provisions of Article 15 herein) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan, as the Plan applies to Employees. As permitted by law, the Committee may delegate its authority as identified herein.

  3.3. Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its stockholders, Employees, Participants, and their estates and beneficiaries.

ARTICLE 4. SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

  4.1. Number of Shares Available for Grants. Subject to adjustment as provided in Section 4.2 herein, the number of Shares hereby reserved for issuance to Participants under the Plan shall be two million four hundred seventy thousand (2,470,000). The Compensation Committee shall determine the appropriate methodology for calculating the number of shares issued pursuant to the Plan.

  Unless and until the Committee determines that an Award to a Named Executive Officer shall not be designed to comply with the Performance-Based Exception, the following rules shall apply to grants of such Awards under the Plan:

    (a) Stock Options: The maximum aggregate number of Shares that may be granted in the form of Stock Options, pursuant to any Award granted in any one fiscal year to any one single Participant shall be one hundred thousand (100,000).

    (b) SARs: The maximum aggregate number of Shares that may be granted in the form of Stock Appreciation Rights, pursuant to any Award granted in any one fiscal year to any one single Participant shall be one hundred thousand (100,000).

    (c) Restricted Stock: The maximum aggregate grant with respect to Awards of Restricted Stock granted in any one fiscal year to any one Participant shall be one hundred thousand (100,000) Shares.

    (d) Performance Shares/Performance Units: The maximum aggregate payout with respect to Awards of Performance Shares or Performance Units granted in any one fiscal year to any one Participant shall be the value of two million dollars ($2 million) at the end of the Performance Period.

  4.2. Adjustments in Authorized Shares. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code
Section 368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares which may be delivered under Section 4.1, in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and in the Award limits set forth in subsections 4.1(a) and 4.1(b), as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number.

ARTICLE 5. ELIGIBILITY AND PARTICIPATION

  5.1. Eligibility. Persons eligible to participate in this Plan include all Employees and members of the Board of the Company and its subsidiaries.

  5.2. Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

ARTICLE 6. STOCK OPTIONS

  6.1. Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

  6.2. Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO within the meaning of Code Section 422, or an NQSO whose grant is intended not to fall under the provisions of Code
Section 422.

  6.3. Option Price. The Option Price for each grant of an Option under this Plan shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted.

  6.4. Duration of Options. Each Option granted to an Employee shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

  6.5. Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

  6.6. Payment. Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

  The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent, or (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price), or (c) by a combination of (a) and (b).

  The Committee also may allow cashless exercise as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.

  Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

  6.7. Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

  6.8. Termination of Employment. Each Participant's Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment with the Company. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this
Article 6, and may reflect distinctions based on the reasons for termination of employment.

  6.9. Nontransferability of Options.

    (a) Incentive Stock Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

    (b) Nonqualified Stock Options. Except as otherwise provided in a Participant's Award Agreement, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

ARTICLE 7. STOCK APPRECIATION RIGHTS

  7.1. Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SAR.

  The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

  The grant price of a Freestanding SAR shall equal the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Option Price of the related Option.

  7.2. Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

  Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO;

(ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

  7.3. Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

  7.4. SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.

  7.5. Term of SARs. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.

  7.6. Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

    (a) The difference between the Fair Market Value of a Share on the date of exercise over the grant price; by

    (b) The number of Shares with respect to which the SAR is exercised.

  At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

  7.7. Termination of Employment. Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant's employment with the Company and/or its subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment.

  7.8. Nontransferability of SARs. Except as otherwise provided in a Participant's Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

ARTICLE 8. RESTRICTED STOCK

  8.1. Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Committee shall determine. Without limiting the generality of the foregoing, Shares of Restricted Stock may be granted in connection with payouts under other compensation programs of the Company.

  8.2. Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

  8.3. Transferability. Except as provided in this Article 8, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Award Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

  8.4. Other Restrictions. The Committee may impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals (Company-wide, divisional, and/or individual), time-based restrictions on vesting following the attainment of the performance goals, and/or restrictions under applicable Federal or state securities laws.

  The Company shall retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

  Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

  8.5. Voting Rights. during the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.

  8.6. Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may be credited with regular cash dividends paid with respect to the underlying Shares while they are so held. The Committee may apply any restrictions to the dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Shares granted to a Named Executive Officer is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Restricted Shares, such that the dividends and/or the Restricted Shares maintain eligibility for the Performance-Based Exception.

  8.7. Termination of Employment. Each Restricted Stock Award Agreement shall set forth the extent to which the Participant shall have the right to receive unvested Restricted Shares following termination of the Participant's employment with the Company. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment; provided, however that, except in the cases of terminations connected with a Change in Control and terminations by reason of death or Disability, the vesting of Shares of Restricted Stock which qualify for the Performance-Based Exception and which are held by Named Executive Officers shall occur at the time they otherwise would have, but for the employment termination.

ARTICLE 9. PERFORMANCE UNITS AND PERFORMANCE SHARES

  9.1. Grant of Performance Units/Shares. Subject to the terms of the Plan, Performance Units and/or Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

  9.2. Value of Performance Units/Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Shares that will be paid out to the Participant. For purposes of this Article 9, the time period during which the performance goals must be met shall be called a "Performance Period."

  9.3. Earning of Performance Units/Shares. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Shares shall be entitled to receive payout on the number and value of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

  9.4. Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares shall be made in a single lump sum following the close of the applicable Performance Period. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units/Shares in the form of cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee.

  At the discretion of the Committee, Participants may be entitled to receive any dividends declared with respect to Shares which have been earned in connection with grants of Performance Units and/or Performance Shares which have been earned, but not yet distributed to Participants (such dividends shall be subject to the same accrual, forfeiture, and payout restrictions as apply to dividends earned with respect to Shares of Restricted Stock, as set forth in Section 8.6 herein). In addition, Participants may, at the discretion of the Committee, be entitled to exercise their voting rights with respect to such Shares.

  9.5. Termination of Employment Due to Death, Disability, or
Retirement. Unless determined otherwise by the Committee and set forth in the Participant's Award Agreement, in the event the employment of a Participant is terminated by reason of death, Disability, or Retirement during a Performance Period, the Participant shall receive a payout of the Performance Units/Shares which is prorated, as specified by the Committee in its discretion.

  Payment of earned Performance Units/Shares shall be made at a time specified by the Committee in its sole discretion and set forth in the Participant's Award Agreement. Notwithstanding the foregoing, with respect to Named Executive Officers who retire during a Performance Period, payments shall be made at the same time as payments are made to Participants who did not terminate employment during the applicable Performance Period.

  9.6. Termination of Employment for Other Reasons. In the event that a Participant's employment terminates for any reason other than those reasons set forth in Section 9.5 herein, all Performance Units/Shares shall be forfeited by the Participant to the Company unless determined otherwise by the Committee, as set forth in the Participant's Award Agreement.

  9.7. Nontransferability. Except as otherwise provided in a Participant's Award Agreement, Performance Units/Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, a Participant's rights under the Plan shall be exercisable during the Participant's lifetime only by the Participant or the Participant's legal representative.

ARTICLE 10. PERFORMANCE MEASURES

  Unless and until the Committee proposes for shareholder vote and shareholders approve a change in the general performance measures set forth in this Article 10, the attainment of which may determine the degree of payout and/or vesting with respect to Awards to Named Executive Officers which are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such grants shall be chosen from among profits, net income (either before or after taxes), share price, earnings per share, return on assets, return on equity, operating income, return on capital, return on investment, shareholder return, sales, customer service, employee satisfaction, or economic value added.

  The Committee shall have the discretion to adjust the determinations of the degree of attainment of the preestablished performance goals; provided, however, that Awards which are designed to qualify for the Performance-Based Exception, and which are held by Named Executive Officers, may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward).

  In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards which shall not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements of Code Section 162(m).

ARTICLE 11. BENEFICIARY DESIGNATION

  Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

ARTICLE 12. DEFERRALS

  The Committee may permit or require a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock, or the satisfaction of any requirements or goals with respect to Performance Units/Shares. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

ARTICLE 13. RIGHTS OF EMPLOYEES
  13.1. Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

  13.2. Participation. No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

ARTICLE 14. CHANGE IN CONTROL

  14.1. Treatment of Outstanding Awards. Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

    (a) Any and all Options and SARs granted hereunder shall become immediately exercisable, and shall remain exercisable throughout their entire term;

    (b) Any restriction periods and restrictions imposed on Restricted Shares shall lapse;

    (c) The target payout opportunities attainable under all outstanding Awards of Restricted Stock, Performance Units and Performance Shares shall be deemed to have been fully earned for the entire Performance Period(s) as of the effective date of the Change in Control. The vesting of all Awards denominated in Shares shall be accelerated as of the effective date of the Change in Control, and there shall be paid out in cash to Participants within thirty (30) days following the effective date of the Change in Control a pro rata amount based upon an assumed achievement of all relevant performance goals and upon the length of time within the Performance Period which has elapsed prior to the Change in Control.

  14.2. Termination, Amendment, and Modifications of Change-in-Control Provisions. Notwithstanding any other provision of this Plan or any Award Agreement provision, the provisions of this Article 14 may not be terminated, amended, or modified on or after the date of a Change in Control to affect adversely any Award theretofore granted under the Plan without the prior written consent of the Participant with respect to said Participant's outstanding Awards; provided, however, the Board of Directors, upon recommendation of the

Committee, may terminate, amend, or modify this Article 14 at any time and from time to time prior to the date of a Change in Control.

ARTICLE 15. AMENDMENT, MODIFICATION, AND TERMINATION

  15.1. Amendment, Modification, and Termination. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no amendment which requires shareholder approval in order for the Plan to continue to comply with Rule 16b-3 under the Exchange Act, including any successor to such Rule, shall be effective unless such amendment shall be approved by the requisite vote of shareholders of the Company entitled to vote thereon.

  15.2. Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan's meeting the requirements of Section 162(m) of the Code, as from time to time amended.

  15.3. Awards Previously Granted. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

  15.4. Compliance with Code Section 162(m). At all times when Code Section 162(m) is applicable, all Awards granted under this Plan shall comply with the requirements of Code Section 162(m); provided, however, that in the event the Committee determines that such compliance is not desired with respect to any Award or Awards available for grant under the Plan, then compliance with Code
Section 162(m) will not be required. In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Awards available under the Plan, the Committee may, subject to this Article 15, make any adjustments it deems appropriate.

ARTICLE 16. WITHHOLDING

  16.1. Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

  16.2. Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

ARTICLE 17. INDEMNIFICATION

  Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgement in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation of Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE 18. SUCCESSORS

  All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 19. LEGAL CONSTRUCTION

  19.1. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

  19.2. Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

  19.3. Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

  19.4. Securities Law Compliance. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions or Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

  19.5. Governing Law. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the state of Delaware.

                               SMART & FINAL INC.

                 ADDENDUM TO LONG-TERM EQUITY COMPENSATION PLAN

  This addendum to Smart & Final Inc.'s Long-Term Equity Compensation Plan confirms that, for purposes of Article 8 only, the term "Participants" includes Non-Employee Directors.

                                                                     APPENDIX C

                                 AMENDMENT TO
                              SMART & FINAL INC.
                      LONG-TERM EQUITY COMPENSATION PLAN

  This amendment to Smart & Final Inc.'s Long-Term Equity Compensation Plan (the "Plan") is effective as of February 20, 2001.

  1. Section 1.3 of the Plan is amended to read in its entirety as follows:

    "1.3. Duration of the Plan. The Plan shall commence on the Effective Date, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 15 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Award be granted under the Plan on or after December 31, 2010."

  2. The first sentence of the first paragraph of Section 4.1 of the Plan is amended to read as follows:

    "Subject to adjustment as provided in Section 4.2 herein, the number of Shares hereby reserved for issuance to Participants under the Plan shall be 3,600,000."


                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR         Please mark your  [X]
                 DIRECTOR AND THE FOLLOWING PROPOSALS.                                                         votes like this

                                                             FOR                      WITHHOLD AUTHORITY
                                                     all nominees listed               to vote for all
                                                        below (except                  nominees listed
                                                        as indicated)
1. Election of Directors                                     [_]                              [_]
   Nominees: Pierre B. Bouchut, David J. McLaughlin,
   Thomas G. Plaskett, and Etienne Snollaerts

(INSTRUCTION: To withhold authority to vote for any individual, cross his name out above)

                                                             FOR           AGAINST       ABSTAIN
2. Proposal to Amend Long-Term Equity                        [_]             [_]           [_]
   Compensation Plan:
                                                             FOR           AGAINST       ABSTAIN
3. Proposal to ratify the selection of Arthur Andersen       [_]             [_]           [_]
   LLP, as the Company's Auditors:

                                                                                 THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN
                                                                                 THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED
                                                                                 STOCKHOLDER AND, IF NO DIRECTIONS ARE GIVEN, WILL
                                                                                 BE VOTED FOR THE ELECTION OF THE NOMINEES AND ALL
                                                                                 OF THE PROPOSALS.

        Signature _______________________________________________________________            Date _________________________,2001
        Signature _______________________________________________________________            Date _________________________,2001
        Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, or guardian, set forth your full title. When shares are held in more than one name, both parties should sign. If a corporation, sign in full corporate name by President or other authorized officer. If a partnership, sign in partnership name by authorized person.

                          [LOGO OF SMART & FINAL (R)]

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PROXY                         SMART & FINAL INC.                           PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Martin A. Lynch and Donald G. Alvarado, and each of them, proxies of the undersigned, each with full power to act without the other and with power of substitution, to represent the undersigned and vote as directed on the reverse hereof all shares of Common Stock, $.01 par value per share, of Smart & Final Inc. (the "Company"), which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 23, 2001, or any adjournment thereof, and in their discretion upon such other business as may properly come before the Annual Meeting, or any adjournments thereof.


                          (Continued on reverse side)
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                             FOLD AND DETACH HERE

-------------------------------------------------------------------------------

                               Admission Ticket

                          [LOGO OF SMART & FINAL(R)]

                      2001 Annual Meeting of Stockholders

                            Wednesday, May 23, 2001
                                   10:00 AM

                     Smart & Final Corporate Headquarters
                               600 Citadel Drive
                          Commerce, California 90040

PLEASE ADMIT                                                   Non-Transferable

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